UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.      )

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PEABODY ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

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SEC 1913 (02-02)

March 22, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Peabody Energy Corporation, which will be held on Tuesday, May 3, 2011, at 10:00 A.M., Central Time, at The Chase Park Plaza Hotel, 212 N. Kingshighway Blvd., St. Louis, Missouri 63108.

During this meeting, shareholders will vote on the following items:

1.	Election of 11 Directors for a one-year term;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	Advisory vote on executive compensation;

4.	Advisory vote on the frequency of future advisory votes on executive compensation;

5.	Approval of our 2011 Long-Term Equity Incentive Plan; and

6.	Consideration of any other business that may properly come before the meeting.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement contain complete details on these items and other matters. We also will be reporting on our operations and responding to shareholder questions. If you have questions that you would like to raise at the meeting, we encourage you to submit written questions in advance (by mail or e-mail) to the Corporate Secretary. This will help us respond to your questions during the meeting. If you would like to e-mail your questions, please send them to stockholder.questions@peabodyenergy.com.

Your understanding of and participation in the Annual Meeting is important, regardless of the number of shares you hold. To ensure your representation, we encourage you to vote over the telephone or Internet or to complete and return a proxy card as soon as possible. If you attend the Annual Meeting, you may then revoke your proxy and vote in person if you so desire.

Thank you for your continued support of Peabody Energy. We look forward to seeing you on May 3.

Very truly yours,

Gregory H. Boyce
Chairman and Chief Executive Officer

PEABODY ENERGY CORPORATION
701 Market Street
St. Louis, Missouri 63101-1826

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Peabody Energy Corporation (the “Company”) will hold its Annual Meeting of Shareholders at The Chase Park Plaza Hotel, 212 N. Kingshighway Blvd., St. Louis, Missouri 63108 on Tuesday, May 3, 2011, at 10:00 A.M., Central Time, to:

•	Elect 11 Directors for a one-year term;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	Hold an advisory vote on executive compensation;

•	Hold an advisory vote on the frequency of future advisory votes on executive compensation;

•	Approve our 2011 Long-Term Equity Incentive Plan; and

•	Consider any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed March 11, 2011 as the record date for determining shareholders who will be entitled to receive notice of and vote at the Annual Meeting or any adjournment. Each share of Common Stock is entitled to one vote. As of the record date, there were 270,600,359 shares of Common Stock outstanding.

If you own shares of Common Stock as of March 11, 2011, you may vote those shares via the Internet, by telephone or by attending the Annual Meeting and voting in person. If you received your proxy materials by mail, you may also vote your shares by completing and mailing your proxy/voting instruction card.

An admittance card or other proof of ownership is required to attend the Annual Meeting. If you are a shareholder of record, please retain the admission card printed on your Notice of Internet Availability of Proxy Materials or your proxy card for this purpose. Also, please indicate your intention to attend the Annual Meeting by checking the appropriate box on the proxy card, or, if voting by the Internet or by telephone, when prompted. If your shares are held by a bank or broker, you will need to ask that record holder for an admission card in the form of a confirmation of beneficial ownership. If you do not receive a confirmation of beneficial ownership or other admittance card from your bank or broker, you must bring proof of share ownership (such as a copy of your brokerage statement) to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet, or complete, date and sign a proxy card and return it in the envelope provided. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

Alexander C. Schoch
Executive Vice President Law, Chief Legal
Officer and Secretary

March 22, 2011

i

PEABODY ENERGY CORPORATION
PROXY STATEMENT
FOR THE
2011 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials, including this Proxy Statement and the Peabody Energy Corporation (“Peabody” or the “Company”) 2010 Annual Report to Shareholders, by providing access to them via the Internet. We believe this allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed that will tell you how to access and review all of the proxy materials on the Internet. The Notice also tells you how to submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting them in the Notice.

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you on the Internet or delivering printed versions of these materials to you by mail in connection with our Annual Meeting of Shareholders, which will take place on May 3, 2011. These materials were first made available on the Internet or mailed to shareholders on or about March 22, 2011. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this Proxy Statement.

Q:	What is included in these materials?

A:	These materials include:

• Our Proxy Statement for the Annual Meeting; and

• Our 2010 Annual Report to Shareholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials, they also include the proxy/voting instruction card for the Annual Meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following items:

• Election of Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, M. Frances Keeth, Henry E. Lentz, Robert A. Malone, William C. Rusnack, John F. Turner, Sandra A. Van Trease and Alan H. Washkowitz as directors for a one-year term;

• Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

• Advisory vote on executive compensation;

• Advisory vote on the frequency of future advisory votes on executive compensation;

• Approval of our 2011 Long-Term Equity Incentive Plan; and

• Any other matter properly introduced at the meeting.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

• FOR the election of Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, M. Frances Keeth, Henry E. Lentz, Robert A. Malone, William C. Rusnack, John F. Turner, Sandra A. Van Trease and Alan H. Washkowitz as directors (Item 1); and

• FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Item 2).

• FOR approval, on an advisory basis, of the compensation of our named executive officers (Item 3);

• FOR approval, on an advisory basis, of the option of once every two years as the frequency of future advisory votes on executive compensation (Item 4); and

• FOR approval of our 2011 Long-Term Equity Incentive Plan (Item 5).

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize each of Alan H. Washkowitz, Alexander C. Schoch and Kenneth L. Wagner to vote on such matters in his discretion.

Q:	How do I vote?

A:	If you are a shareholder of record or hold Common Stock through the Peabody Investments Corp. Employee Retirement Account (or any of the other 401(k) plans sponsored by our subsidiaries), you may vote using any of the following methods:

• Via the Internet, by visiting the website “www.voteproxy.com” and following the instructions for Internet voting on your Notice or proxy/voting instruction card;

• By dialing 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and following the instructions for telephone voting on your Notice or proxy/voting instruction card;

• If you received your proxy materials by mail, by completing and mailing your proxy/voting instruction card; or

• By casting your vote in person at the Annual Meeting.

If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for the shareholders of record of all shares, other than those held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), will close at 10:59 P.M. Central Time on May 2, 2011. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

If you participate in the Company Stock Fund under the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), and had shares of Common Stock credited in your account on the record date of March 11, 2011, you will receive a single Notice or proxy/voting instruction card with respect to all shares registered in your name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate Notice or proxy/voting instruction card with respect to the shares credited in your plan account. Voting instructions regarding plan shares must be received by 10:59 P.M. Central Time on April 29, 2011, and all telephone and Internet voting facilities with respect to plan shares will close at that time.

Shares of Common Stock in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) will be voted by Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the plan. Plan participants should indicate their voting instructions to Vanguard for each action to be taken under proxy by Internet or telephone or by completing and returning a proxy/voting instruction card. All voting instructions from plan participants will be kept confidential. If a plan participant fails to sign or to timely return the proxy/voting instruction card or otherwise timely indicate his or her instructions by telephone or over the Internet, the shares allocated to such participant, together with unallocated shares, will be voted in the same proportion as plan shares for which Vanguard receives voting instructions.

If you vote by Internet or telephone or return your signed proxy/voting instruction card, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, your shares will be voted in accordance with the voting recommendations of the Board of Directors.

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by Internet or telephone or, if you received your proxy materials by mail, you may complete and mail a voting instruction card to your broker or nominee. If you provide specific voting instructions by telephone, Internet or mail, your broker or nominee will vote your shares as you have directed. Please note that shares in our United States (“U.S.”) Employee Stock Purchase Plan are held in street name by Wells Fargo Advisors, the plan administrator.

Ballots will be provided during the Annual Meeting to anyone who wants to vote in person at the meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker to vote in person at the meeting.

Q:	Can I change my vote?

A:	Yes. If you are a shareholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

• Submitting a valid, later-dated proxy/voting instruction card;

• Submitting a valid, subsequent vote by telephone or the Internet at any time prior to 10:59 P.M. Central Time on May 2, 2011;

• Notifying our Corporate Secretary in writing that you have revoked your proxy; or

• Completing a written ballot at the Annual Meeting.

You can revoke your voting instructions with respect to shares held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) at any time prior to 10:59 P.M. Central Time on April 29, 2011 by timely delivery of an Internet or telephone vote, or a properly executed, later-dated voting instruction card, or by delivering a written revocation of your voting instructions to Vanguard.

Q:	Is my vote confidential?

A:	Yes. All proxies, ballots and vote tabulations that identify how individual shareholders voted will be kept confidential and not be disclosed to our directors, officers or employees, except in limited circumstances, including:

• When disclosure is required by law;

• During any contested solicitation of proxies; or

• When written comments by a shareholder appear on a proxy card or other voting material.

Q:	What will happen if I do not instruct my broker how to vote?

A:	If your shares are held in street name and you do not instruct your broker how to vote, one of two things can happen, depending on the type of proposal. Pursuant to New York Stock Exchange (“NYSE”) rules, brokers have discretionary power to vote your shares on “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. We believe that the only proposal that will be considered routine under NYSE rules is Item 2, which means that your broker may vote your shares in its discretion on that item. This is known as “broker discretionary voting.”

The election of directors (Item 1) and Items 3, 4 and 5 are considered non-routine matters. Accordingly, your broker may not vote your shares with respect to these matters if you have not provided instructions. This is called a “broker non-vote.”

We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

Q:	How will my Company stock in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by the Company’s subsidiaries be voted?

A:	Vanguard, as the plan trustee, will vote your shares in accordance with your instructions if you vote by Internet or the telephone or send in a completed proxy/voting instruction card before 10:59 P.M. Central Time on April 29, 2011. All telephone and Internet voting facilities with respect to plan shares will close at that time. Vanguard will vote allocated shares of Common Stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as plan shares for which Vanguard receives voting instructions.

Q:	How many shares must be present to hold the Annual Meeting?

A:	Holders of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.

Q:	What vote is required to approve the proposals?

A:	In the election of directors, the number of shares voted “For” a nominee must exceed 50% of the number of votes cast with respect to such nominee’s election in order for such nominee to be elected. Votes cast include votes to withhold authority and exclude abstentions with respect to a nominee’s election. If the number of shares voted “For” a nominee does not exceed 50% of the number of votes cast with respect to such nominee’s election, our Corporate Governance Guidelines require that such nominee promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The procedures to be followed by the Board with respect to such resignation are described on page 18.

The proposals to ratify the appointment of Ernst & Young LLP (Item 2), to approve, on an advisory basis, the compensation of our named executive officers (Item 3), to approve, on an advisory basis, the frequency of future advisory votes on executive compensation (Item 4), and to approve our 2011 Long-Term Equity Incentive Plan (Item 5), will require approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes will have no effect on these proposals. Votes will be tabulated by the independent inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	What does it mean if I receive more than one notice or proxy card or voting instruction form?

A:	It means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

Q:	Who may attend the Annual Meeting?

A:	All Peabody Energy Corporation shareholders as of March 11, 2011 may attend the Annual Meeting.

Q:	What do I need to do to attend the Annual Meeting?

A:	If you are a shareholder of record or a participant in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), your admission card is printed on the Notice or attached to your proxy card or voting instruction form. You will need to bring this admission card with you to the Annual Meeting.

If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a confirmation of beneficial ownership.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

ELECTION OF DIRECTORS (ITEM 1)

The Board of Directors has nominated Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, M. Frances Keeth, Henry E. Lentz, Robert A. Malone, William C. Rusnack, John F. Turner, Sandra A. Van Trease and Alan H. Washkowitz for election as directors, each to serve for a term of one year and until his or her successor is duly elected and qualified. Each nominee is currently serving as a director and has consented to serve for the new term. Should any of them become unavailable for election, your proxy authorizes us to vote for such other person, if any, as the Board may recommend.

The Board of Directors recommends that you vote “For” the Director nominees named above.

Director Qualifications

Pursuant to its charter, the Nominating and Corporate Governance Committee reviews with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the following criteria:

•	Broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law, consulting and/or administration;

•	The highest personal and professional ethics, integrity and values;

•	Commitment to representing the long-term interests of the Company and all of its shareholders;

•	An inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members; and

•	Sufficient time to devote to Board and committee activities and to enhance their knowledge of our business, operations and industry.

The Board believes that all of our directors meet these criteria. In addition, as outlined below, each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including the coal industry, related energy industries, finance and accounting, operations, environmental affairs, international affairs, governmental affairs and administration, public policy, healthcare, corporate governance, board service and executive management.

We believe that the Board as a whole and each of our directors possess the necessary qualifications and skills to effectively advise management on strategy, monitor our performance and serve our best interests and the best interests of our shareholders.

Gregory H. Boyce

Mr. Boyce, age 56, has been a director since March 2005. Mr. Boyce was named Chief Executive Officer Elect of the Company in March 2005, assumed the position of Chief Executive Officer in January 2006 and was elected Chairman by the Board of Directors in October 2007. He was President of the Company from October 2003 to December 2007 and was Chief Operating Officer of the Company from October 2003 to December 2005. He previously served as Chief Executive — Energy of Rio Tinto plc (an international natural resource company) from 2000 to 2003. Other prior positions include President and Chief Executive Officer of Kennecott Energy Company from 1994 to 1999 and President of Kennecott Minerals Company from 1993 to 1994. He has extensive engineering and operating experience with Kennecott and also served as Executive Assistant to the Vice Chairman of Standard Oil of Ohio from

1983 to 1984. Mr. Boyce serves on the board of directors of Marathon Oil Corporation. He is Chairman of the National Mining Association and a member of the World Coal Association, the National Coal Council (NCC) and the Coal Industry Advisory Board of the International Energy Agency. He is a Board member of the Business Roundtable and the American Coalition for Clean Coal Electricity (ACCCE). Mr. Boyce is a member of the Business Council; Civic Progress in St. Louis; the Board of Trustees of St. Louis Children’s Hospital; the Board of Trustees of Washington University in St. Louis; the School of Engineering and Applied Science National Council at Washington University in St. Louis; and the Advisory Council of the University of Arizona’s Department of Mining and Geological Engineering. Mr. Boyce’s extensive experience in the global energy and mining industries, combined with his drive for innovation and excellence, make him highly qualified to serve as our Chairman and Chief Executive Officer.

William A. Coley

Mr. Coley, age 67, has been a director since March 2004. From March 2005 to July 2009, Mr. Coley served as Chief Executive Officer and Director of British Energy Group plc, the U.K.’s largest electricity producer. He was previously a non-executive director of British Energy. Mr. Coley served as President of Duke Power, the U.S.-based global energy company, from 1997 until his retirement in February 2003. During his 37-year career at Duke Power, Mr. Coley held various officer level positions in the engineering, operations and senior management areas, including Vice President, Operations (1984-1986), Vice President, Central Division (1986-1988), Senior Vice President, Power Delivery (1988-1990), Senior Vice President, Customer Operations (1990-1991), Executive Vice President, Customer Group (1991-1994) and President, Associated Enterprises Group (1994-1997). Mr. Coley was elected to the board of Duke Power in 1990 and was named President following Duke Power’s acquisition of PanEnergy in 1997. Mr. Coley earned his B.S. in electrical engineering from Georgia Institute of Technology and is a registered professional engineer. He is also a director of E. R. Jahna Enterprises. Mr. Coley previously served as a director of British Energy Group plc, CT Communications, Inc. and SouthTrust Bank. Mr. Coley’s executive management and energy industry experience, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Executive Committee and as Chairman of its Compensation Committee.

William E. James

Mr. James, age 65, has been a director since July 2001. Since July 2000, Mr. James has been co-founder and Managing General Partner of RockPort Capital Partners LLC, a venture capital fund specializing in energy and power, advanced materials, process and prevention technologies, transportation and green building technologies. Prior to joining RockPort, Mr. James co-founded and served as Chairman and Chief Executive Officer of Citizens Power LLC, the nation’s first and a leading power marketer. He also co-founded the non-profit Citizens Energy Corporation and served as the Chairman and Chief Executive Officer of Citizens Corporation, its for-profit holding company, from 1987 to 1996. Mr. James is also a director of Ener1, Inc. Mr. James’ executive management and energy industry experience make him a valued advisor and highly qualified to serve as a member of the Board and its Compensation and Nominating and Corporate Governance Committees.

Robert B. Karn III

Mr. Karn, age 69, has been a director since January 2003. Mr. Karn is a financial consultant and former managing partner in financial and economic consulting with Arthur Andersen LLP in St. Louis. Before retiring from Arthur Andersen in 1998, Mr. Karn served in a variety of accounting, audit and financial roles over a 33-year career, including Managing Partner in charge of the global coal mining practice from 1981 through 1998. He is a Certified Public Accountant and has served as a Panel

Arbitrator with the American Arbitration Association. Mr. Karn is also a director of Natural Resource Partners L.P., a master limited partnership that is listed on the NYSE, Kennedy Capital Management, Inc. and numerous NYSE-listed closed-end mutual and exchange traded funds under the Guggenheim Financial Family of Funds. He previously served as a director of the Fiduciary/Claymore Dynamic Equity Fund. Mr. Karn’s extensive experience in accounting, auditing and financial matters, together with his service on other boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Audit and Compensation Committees.

M. Frances Keeth

Mrs. Keeth, age 64, has been a director since March 2009. She was Executive Vice President of Royal Dutch Shell, plc, and Chief Executive Officer and President of Shell Chemicals Limited, a services company responsible for Royal Dutch Shell’s global petrochemical businesses, from January 2005 to December 2006. She served as Executive Vice President of Customer Fulfillment and Product Business Units for Shell Chemicals Limited from July 2001 to January 2005 and was President and Chief Executive Officer of Shell Chemical LP, a U.S. petrochemical member of the Royal Dutch/Shell Group, from July 2001 to July 2006. Mrs. Keeth also serves as a director of Verizon Communications Inc. and Arrow Electronics Inc. She has been a member of the Advisory Board of the Bauer Business School, University of Houston, since 2002. Mrs. Keeth’s executive management and energy industry experience, together with her service on other public company boards of directors, make her a valued advisor and highly qualified to serve as a member of the Board and its Compensation and Health, Safety and Environmental Committees.

Henry E. Lentz

Mr. Lentz, age 66, has been a director since February 1998. Mr. Lentz is a Managing Director of Lazard Frères & Co, an investment banking firm, a position he has held since June 2009. He was a Managing Director of Barclays Capital, an investment banking firm and successor to Lehman Brothers Inc., an investment banking firm (“Lehman Brothers”), from September 2008 to June 2009. From January 2004 to September 2008 he was employed as an Advisory Director by Lehman Brothers. He joined Lehman Brothers in 1971 and became a Managing Director in 1976. He left the firm in 1988 to become Vice Chairman of Wasserstein Perella Group, Inc., an investment banking firm. In 1993, he returned to Lehman Brothers as a Managing Director and served as head of the firm’s worldwide energy practice. In 1996, he joined Lehman Brothers’ Merchant Banking Group as a Principal and in January 2003 became a consultant to the Merchant Banking Group. Mr. Lentz is also the non-executive Chairman of Rowan Companies, Inc. and a director of CARBO Ceramics, Inc. Mr. Lentz’s experience in investment banking and financial matters, together with his experience in serving on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Nominating and Corporate Governance and Executive Committees.

Robert A. Malone

Mr. Malone, age 59, has been a director since July 2009. Mr. Malone was elected as President and Chief Executive Officer of the First National Bank of Sonora, Texas in October 2009. He is a Retired Executive Vice President of BP plc and the Retired Chairman of the Board and President of BP America Inc., at the time the largest producer of oil and natural gas and the second largest gasoline retailer in the United States. He served in that position from 2006 to 2009. Mr. Malone previously served as Chief Executive Officer of BP Shipping Limited from 2002 to 2006, as Regional President Western United States, BP America Inc. from 2000 to 2002 and as President, Chief Executive Officer and Chief Operating Officer, Alyeska Pipeline Service Company from 1996 to 2000. He is also a director of Halliburton Company and the First National Bank of Sonora. Mr. Malone’s executive operating experience, including crisis management and safety performance, and energy industry experience, together with his service on another public company board of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Compensation Committee and as Chairman of its Health, Safety and Environmental Committee.

William C. Rusnack

Mr. Rusnack, age 66, has been a director since January 2002. Mr. Rusnack is the former President and Chief Executive Officer of Premcor Inc., one of the largest independent oil refiners in the United States prior to its acquisition by Valero Energy Corporation in 2005. He served as President, Chief Executive Officer and Director of Premcor from 1998 to February 2002. Prior to joining Premcor, Mr. Rusnack was President of ARCO Products Company, the refining and marketing division of Atlantic Richfield Company. During a 31-year career at ARCO, he was also President of ARCO Transportation Company and Vice President of Corporate Planning. He is also a director of Sempra Energy, Flowserve Corporation and Solutia Inc. Mr. Rusnack’s executive management and energy industry experience, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Executive Committee and as Chairman of its Audit Committee.

John F. Turner

Mr. Turner, age 69, has been a director since July 2005. Mr. Turner served as Assistant Secretary of State for the Bureau of Oceans and International Environmental and Scientific Affairs from November 2001 to July 2005. Mr. Turner was previously President and Chief Executive Officer of The Conservation Fund, a national nonprofit organization dedicated to public-private partnerships to protect land and water resources. He was director of the U.S. Fish and Wildlife Service from 1989 to 1993. Mr. Turner also served in the Wyoming state legislature for 19 years and is a past president of the Wyoming State Senate. He serves as a consultant to The Conservation Fund. Mr. Turner also serves as Chairman of the University of Wyoming, Ruckelshaus Institute of Environment and Natural Resources. He is also a director of International Paper Company, American Electric Power Company, Inc. and Ashland, Inc. Mr. Turner’s extensive experience in international, environmental, regulatory and governmental affairs and public policy, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Health, Safety and Environmental and Nominating and Corporate Governance Committees.

Sandra A. Van Trease

Ms. Van Trease, age 50, has been a director since January 2003. Ms. Van Trease is Group President, BJC HealthCare, a position she has held since September 2004. BJC HealthCare is one of the nation’s largest nonprofit healthcare organizations, delivering services to residents in the greater St. Louis, southern Illinois and mid-Missouri regions. Prior to joining BJC HealthCare, Ms. Van Trease served as President and Chief Executive Officer of UNICARE, an operating affiliate of WellPoint Health Networks Inc., from 2002 to September 2004. Ms. Van Trease also served as President, Chief Financial Officer and Chief Operating Officer of RightCHOICE Managed Care, Inc. from 2000 to 2002 and as Executive Vice President, Chief Financial Officer and Chief Operating Officer from 1997 to 2000. Prior to joining RightCHOICE in 1994, she was a Senior Audit Manager with Price Waterhouse LLP. She is a Certified Public Accountant and Certified Management Accountant. Ms. Van Trease is also a director of Enterprise Financial Services Corporation. Ms. Van Trease’s executive management, health care and accounting experience, together with her experience in serving on another public company board of directors, make her a valued advisor and highly qualified to serve as a member of the Board and its Audit and Health, Safety and Environmental Committees.

Alan H. Washkowitz

Mr. Washkowitz, age 70, has been a director since May 1998. Until July 2005, Mr. Washkowitz was a Managing Director of Lehman Brothers and part of the firm’s Merchant Banking Group, responsible for oversight of Lehman Brothers Merchant Banking Partners. He joined Kuhn Loeb & Co. in 1968 and became a general partner of Lehman Brothers in 1978 when it acquired Kuhn Loeb & Co. Prior to joining the Merchant Banking Group, he headed Lehman Brothers’ Financial Restructuring Group. Mr. Washkowitz is also a director of L-3 Communications Corporation. Mr. Washkowitz’s experience in investment banking and financial matters, together with his experience in serving on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Audit Committee and as Chairman of its Nominating and Corporate Governance Committee.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by the rules of the NYSE, the Board of Directors evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (e.g., in connection with a change in employment status or other significant status changes). This process is administered by the Nominating and Corporate Governance Committee, which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships with us, the Nominating and Corporate Governance Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.

In making independence determinations, the Nominating and Corporate Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with us, (2) the significance of the relationship to us, the other organization and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course of our and the other organization’s businesses and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board deems any relationships that have expired for more than three years to be immaterial.

After considering the standards for independence adopted by the NYSE and various other factors as described herein, the Board has determined that all directors other than Mr. Boyce are independent. None of the directors other than Mr. Boyce receives any compensation from us other than customary director and committee fees.

Mr. Rusnack, Mr. Turner and Ms. Van Trease and/or their immediate family members serve as directors, officers or trustees of charitable organizations to which we made contributions in the normal course of our charitable contributions program. After careful consideration, the Board determined that these contributions do not impair, or appear to impair, the independent judgment of these directors.

Mr. Turner currently serves as a member of the board of directors of American Electric Power, Inc. which is one of our customers. After careful consideration, the Board has determined that this relationship does not impair, or appear to impair, Mr. Turner’s independent judgment.

Prior to April 2008, Mr. James periodically provided consulting services to Lehman Brothers on matters unrelated to us. In addition, prior to September 2008, Mr. Lentz served as an Advisory Director to Lehman Brothers. Until its bankruptcy filing in September 2008, Lehman Brothers through one or more subsidiaries provided limited commercial and investment banking services to us. After careful consideration, the Board has determined that the relationships with Lehman Brothers do not impair, or appear to impair, the independent judgment of Mr. Lentz or Mr. James.

Since June 2009, Mr. Lentz has served as a Managing Director of Lazard Frères & Co, which does not currently provide any commercial or investment banking services to us. Lazard’s only business relationship with us is as the manager of one of the 35 mutual fund options in our 401(k) plans. After careful consideration, the Board has determined that the relationship with Lazard Frères & Co does not impair, or appear to impair, the independent judgment of Mr. Lentz.

Board Attendance and Executive Sessions

The Board of Directors met nine times in 2010. During that period, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served, and average attendance was 98%. Pursuant to our Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. The chair of each executive session rotates among the chairs of the Audit Committee, Compensation Committee, Health, Safety and Environmental Committee and Nominating and Corporate Governance Committee. During 2010, our non-management directors met in executive session six times.

Pursuant to Board policy, each director is expected to attend the Annual Meeting in person, subject to occasional excused absences due to illness or unavoidable conflicts. Each of our incumbent directors attended the last Annual Meeting of Shareholders in May 2010.

Director Orientation and Continuing Education

Our Corporate Governance Guidelines require that each new director participate in a director orientation program which includes presentations by senior management to familiarize the new director with our strategic plans, our significant financial, accounting and risk management issues, our compliance program, our Code of Business Conduct and Ethics, our principal officers and our internal and independent auditors.

On an ongoing basis, our directors receive continuing education through presentations at Board meetings as well as regular visits to our significant mining operations. In addition, directors are required to attend an approved director education program at least once every three years.

Board Leadership Structure

Our bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by different individuals. The Board of Directors deliberates and decides, each time it selects a Chief Executive Officer, whether the roles should be combined or separate, based upon our needs at that time. Mr. Boyce has led our Company as Chief Executive Officer since January 2006, and was appointed to the additional role of Chairman in October 2007. The Board believes that Mr. Boyce’s management of our complex operations on a day-to-day basis provides him with first-hand knowledge of the opportunities and challenges facing us, which, together with his qualifications and experience, position him to best lead productive discussions of the Board and help ensure effective risk oversight for the Company. The Board believes that we and our shareholders remain best served by having Mr. Boyce assume the responsibilities of Chairman in addition to his responsibilities as Chief Executive Officer.

Our Board leadership structure provides for strong oversight by independent directors. The Board is comprised of Mr. Boyce and ten independent directors. With the exception of the Executive Committee, which is chaired by Mr. Boyce, each of the standing committees of the Board is chaired by an independent director, and the Audit, Compensation, Health, Safety and Environmental and Nominating and Corporate Governance Committees of the Board consist entirely of independent directors. The Board believes that the candor and objectivity of the Board’s deliberations are not affected by whether its Chairman is independent or a member of management. In addition, the Board believes that the strength of our corporate governance structure is such that the combination of the roles of Chairman and Chief Executive Officer does not in any way limit the Board’s oversight of our Chief Executive Officer, and that it is unnecessary for the Board to designate a lead independent director.

Role of the Board in Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to enhance long-term organizational performance and shareholder value. A fundamental part of risk management is not only understanding the risks we face, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for us. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board regularly reviews information regarding marketing, operations, safety performance, trading, finance and business development as well as the risks associated with each. In addition, the Board holds strategic planning sessions with management to discuss our strategies, key challenges, and risks and opportunities. The full Board receives reports on our enterprise risk management initiatives on at least an annual basis.

While the Board is ultimately responsible for risk oversight, committees of the Board also have been allocated responsibility for specific aspects of risk oversight. In particular, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, risk assessment and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Health, Safety and Environmental Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with our health, safety and environmental objectives, policies and performance. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, succession planning for our directors and executive officers, and corporate governance.

Committees of the Board of Directors

The Board of Directors has appointed five standing committees from among its members to assist it in carrying out its obligations. These committees are the Audit Committee, Compensation Committee, Executive Committee, Health, Safety and Environmental Committee, and Nominating & Corporate Governance Committee. Each standing committee has adopted a formal charter that describes in more detail its purpose, organizational structure and responsibilities. A copy of each committee charter can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. A description of each committee and its current membership follows:

Audit Committee

The members of the Audit Committee are William C. Rusnack (Chair), Robert B. Karn III, Sandra A. Van Trease and Alan H. Washkowitz. The Board of Directors has affirmatively determined that, in its judgment, all members of the Audit Committee are independent under NYSE and SEC rules. The Board also has determined that each of Messrs. Rusnack, Karn and Washkowitz and Ms. Van Trease is an “audit committee financial expert” under SEC rules.

The Audit Committee met ten times during 2010. The Audit Committee’s primary purpose is to provide assistance to the Board in fulfilling its oversight responsibility with respect to:

•	The quality and integrity of our financial statements and financial reporting processes;

•	Our systems of internal accounting and financial controls and disclosure controls;

•	The independent registered public accounting firm’s qualifications and independence;

•	The performance of our internal audit function and independent registered public accounting firm; and

•	Compliance with legal and regulatory requirements, and codes of conduct and ethics programs established by management and the Board.

Some of the primary responsibilities of the Audit Committee include the following:

•	To appoint our independent registered public accounting firm, which reports directly to the Audit Committee;

•	To approve all audit engagement fees and terms and all permissible non-audit engagements with our independent registered public accounting firm;

•	To ensure that we maintain an internal audit function and to review the appointment of the senior internal audit team and/or provider;

•	To approve the terms of engagement for the internal audit provider;

•	To meet on a regular basis with our financial management, internal audit management and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the independent registered public accounting firm and other matters relating to our financial condition;

•	To oversee our financial reporting process and to review in advance of filing or issuance our quarterly reports on Form 10-Q, annual reports on Form 10-K, annual reports to shareholders, proxy materials and earnings press releases;

•	To review our guidelines and policies with respect to risk assessment and risk management, and our major financial risk exposures and steps management has taken to monitor and control such exposures; and

•	To make regular reports to the Board regarding the activities and recommendations of the Audit Committee.

Compensation Committee

The members of the Compensation Committee are William A. Coley (Chair), William E. James, Robert B. Karn III, M. Frances Keeth and Robert A. Malone. The Board of Directors has affirmatively determined that, in its judgment, all members of the Compensation Committee are independent under rules established by the NYSE.

The Compensation Committee met eight times during 2010. Some of the primary responsibilities of the Compensation Committee include the following:

•	To annually review and approve corporate goals and objectives relevant to compensation of our Chief Executive Officer (“CEO”), initiate the evaluation by the Board of the CEO’s performance in light of those goals and objectives, and together with the other independent members of the Board, determine and approve the CEO’s compensation levels based on this evaluation;

•	To annually review with the CEO the performance of our executive officers and make recommendations to the Board with respect to the compensation plans for such officers;

•	To annually review and approve the CEO’s and the executive officers’ base salary, annual incentive opportunity and long-term incentive opportunity and, as appropriate, employment agreements, severance arrangements, retirement and other post-employment benefits, change in control provisions and any special supplemental benefits;

•	To approve annual incentive awards for executive officers other than the CEO;

•	To oversee our annual and long-term incentive programs;

•	To periodically assess our director compensation program and, when appropriate, recommend modifications for Board consideration; and

•	To make regular reports on its activities to the Board.

Executive Committee

The members of the Executive Committee are Gregory H. Boyce (Chair), William A. Coley, Henry E. Lentz and William C. Rusnack. The Executive Committee met three times during 2010.

When the Board of Directors is not in session, the Executive Committee has all of the power and authority as delegated by the Board, except with respect to:

•	Amending our certificate of incorporation and bylaws;

•	Adopting an agreement of merger or consolidation;

•	Recommending to shareholders the sale, lease or exchange of all or substantially all of our property and assets;

•	Recommending to shareholders dissolution of the Company or revocation of any dissolution;

•	Declaring a dividend;

•	Issuing stock;

•	Filling vacancies on the Board;

•	Appointing members of Board committees; and

•	Changing major lines of business.

Health, Safety and Environmental Committee

The members of the Health, Safety and Environmental Committee are Robert A. Malone (Chair), M. Frances Keeth, John F. Turner and Sandra A. Van Trease. The Board of Directors has affirmatively determined that, in its judgment, all members of the Health, Safety and Environmental Committee are independent under NYSE rules.

The Health, Safety and Environmental Committee was created by the Board in October 2010 and met once during 2010. Some of the primary responsibilities of the Health, Safety and Environmental Committee include the following:

•	Review our health, safety and environmental objectives, policies and performance, including processes to ensure compliance with applicable health, safety and environmental laws and regulations;

•	Review of policies and procedures established by management to assess and manage our exposure to health and safety risks and to assess and manage our environmental risks;

•	Review our efforts to advance our progress on sustainable development;

•	Discuss annually with management the scope and plans for auditing our health, safety and environmental practices and performance, meet with management to review the significant results of the audits and follow up on action items;

•	Review and discuss with management any material noncompliance with health, safety and environmental laws, and management’s response to such noncompliance;

•	Review and discuss with management any material pending or proposed administrative, regulatory, or judicial proceedings relating to health, safety or the environment, and management’s response to such proceedings;

•	Review and approve the mine safety disclosures required to be included in our periodic reports on Forms 10-K and 10-Q;

•	Consider and advise the Board on health, safety and environmental matters and sustainable development;

•	Review and discuss significant legislative, regulatory, political and social issues and trends that may affect our health, safety and environmental management process and system and management’s response to such matters; and

•	To make regular reports on its activities to the Board.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Alan H. Washkowitz (Chair), William E. James, Henry E. Lentz and John F. Turner. The Board of Directors has affirmatively determined that, in its judgment, all members of the Nominating and Corporate Governance Committee are independent under NYSE rules.

The Nominating and Corporate Governance Committee met five times during 2010. Some of the primary responsibilities of the Nominating and Corporate Governance Committee include the following:

•	To identify, evaluate and recommend qualified candidates for election to the Board;

•	To advise the Board on matters related to corporate governance;

•	To assist the Board in conducting its annual assessment of Board performance;

•	To recommend the structure, composition and responsibilities of other Board committees;

•	To advise the Board on matters related to corporate social responsibility (e.g., equal employment, corporate contributions and lobbying);

•	To ensure we maintain an effective orientation program for new directors and a continuing education and development program to supplement the skills and needs of the Board;

•	To provide review and oversight of potential conflicts of interest situations, including transactions in which any related person had or will have a direct or indirect material interest;

•	To review our policies and procedures with respect to related person transactions at least annually and recommend any changes for Board approval;

•	To monitor compliance with, and advise the Board regarding any significant issues arising under, our corporate compliance program and Code of Business Conduct and Ethics;

•	To review and make recommendations to the Board in conjunction with the CEO, as appropriate, with respect to executive officer succession planning and management development; and

•	To make regular reports on its activities to the Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s report on internal control over financial reporting as of and for the fiscal year ended December 31, 2010 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management is responsible for the Company’s financial statements and internal control over financial reporting, while Ernst & Young is responsible for conducting its audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing opinions on the Company’s financial statements in accordance with U.S. generally accepted accounting principles and the Company’s internal control over financial reporting.

The Audit Committee reviewed with Ernst & Young the overall scope and plans for their audit of the Company’s financial statements and internal control over financial reporting. The Audit Committee also discussed with Ernst & Young matters relating to the quality and acceptability of the Company’s accounting principles, as applied in its financial reporting processes, as required by Statement of Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence from management and the Company. As part of its review, the Audit Committee reviewed fees paid to Ernst & Young and considered whether Ernst & Young’s performance of non-audit services for the Company was compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE:

WILLIAM C. RUSNACK, CHAIR
ROBERT B. KARN III
SANDRA A. VAN TREASE
ALAN H. WASHKOWITZ

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2010 and 2009.

The following fees were paid to Ernst & Young for services rendered during our last two fiscal years:

•	Audit Fees: $3,568,0000 (for the fiscal year ended December 31, 2010) and $3,445,000 (for the fiscal year ended December 31, 2009) for fees associated with the annual audit of our consolidated financial statements, including the audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, services provided in connection with statutory and regulatory filings, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultations.

•	Audit-Related Fees: $954,000 (for the fiscal year ended December 31, 2010) and $388,000 (for the fiscal year ended December 31, 2009) for assurance-related services for audits of employee benefit plans, internal control reviews, due diligence services associated with acquisitions or divestitures, and other attest services not required by statute.

•	Tax Fees: $608,000 (for the fiscal year ended December 31, 2010) and $426,000 (for the fiscal year ended December 31, 2009) for tax compliance, tax advice and tax planning services.

•	All Other Fees: $2,000 (for the fiscal year ended December 31, 2010) and $2,000 (for the fiscal year ended December 31, 2009) for fees related to an on-line research tool.

Under procedures established by the Board of Directors, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provisions of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews the amount of all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Under Company policy and/or applicable rules and regulations, our independent registered public accounting firm is prohibited from providing the following types of services to us: (1) bookkeeping or other services related to our accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission (not including fees awarded by a bankruptcy court when the Company is in bankruptcy), and (12) tax services to an officer of the Company whose role is in a financial reporting oversight capacity (regardless of whether the Company or the officer pays the fee for the services).

During the fiscal year ended December 31, 2010, all of the services described under the headings “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee pursuant to the procedures described above.

CORPORATE GOVERNANCE MATTERS

Good corporate governance has been a priority at Peabody Energy for many years. Our key governance practices are outlined in our Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. These documents can be found on our Corporate Governance webpage (www.peabodyenergy.com) by clicking on “Investors” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. The Code of Business Conduct and Ethics applies to our directors, Chief Executive Officer, Chief Financial Officer, Controller and other Company personnel.

The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating and Corporate Governance Committee, with the assistance of outside experts, reviews our corporate governance practices, not only to ensure that they comply with applicable laws and NYSE listing requirements, but also to ensure that they continue to reflect what the Committee believes are best practices and promote our best interests and the best interests of our shareholders.

Majority Voting Bylaw

In July 2007, the Board of Directors amended our bylaws to provide for majority voting in the election of directors. In the case of uncontested elections, in order to be elected the number of shares voted in favor of a nominee must exceed 50% of the number of votes cast with respect to that nominee’s election at any meeting of shareholders for the election of directors at which a quorum is present. Votes cast include votes to withhold authority and exclude abstentions with respect to that nominee’s election.

If a nominee is an incumbent director and receives a greater number of votes withheld from his or her election than votes in favor of his or her election, our Corporate Governance Guidelines require that such director promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Committee will consider all factors deemed relevant by its members. The Board will act on the Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred. In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation pursuant to our Corporate Governance Guidelines will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

In the case of contested elections, directors will be elected by a plurality of the votes of the shares present in person or by proxy and voting for nominees in the election of directors at any meeting of shareholders for the election of directors at which a quorum is present. For these purposes, a contested election is any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

Communications with the Board of Directors

The Board of Directors has adopted the following procedures for shareholders and other interested persons to send communications to the Board, individual directors and/or Committee Chairs (collectively, “Shareholder Communications”).

Shareholders and other interested persons seeking to communicate with the Board should submit their written comments to the Chairman, Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101. The Chairman will forward such Shareholder Communications to each Board member (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such communications at the next regular meeting of the Board. If a Shareholder Communication (excluding routine advertisements and business solicitations) is addressed to a specific individual director or Committee Chair, the Chairman will forward that communication to the named director, and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.

If a Shareholder Communication raises concerns about the ethical conduct of management or the Company, it should be sent directly to our Chief Legal Officer at 701 Market Street, St. Louis, Missouri 63101. The Chief Legal Officer will promptly forward a copy of such Shareholder Communication to the Chairman of the Audit Committee and, if appropriate, the Chairman of the Board, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate Board committee, management and/or the full Board.

If a shareholder or other interested person seeks to communicate exclusively with our non-management directors, individually or as a group, such Shareholder Communication should be sent directly to the Corporate Secretary who will forward any such communication directly to the Chair of the Nominating and Corporate Governance Committee. The Corporate Secretary will first consult with and receive the approval of the Chair of the Nominating and Corporate Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

At the direction of the Board, we reserve the right to screen all materials sent to our directors for potential security risks and/or harassment.

At our Annual Meeting, shareholders also have an opportunity to communicate with the Board, individual directors or Committee chairs.

Overview of Director Nominating Process

The Board of Directors believes that one of its primary goals is to advise management on strategy and to monitor our performance. The Board also believes that the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge and skills that are particularly relevant and helpful to us. As such, current Board members possess a wide array of skills and experience in the coal industry, related energy industries and other important areas, including finance and accounting, operations, environmental affairs, international affairs, governmental affairs and administration, public policy, healthcare, corporate governance, board service and executive management. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving our best interests and the best interests of our shareholders.

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Committee will consider director candidates submitted by shareholders. Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age and address of candidate;

•	A detailed resume describing among other things the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board, and documents his/her ability to satisfy the director qualifications described below;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate confirming his/her willingness to serve on the Board.

The Corporate Secretary will promptly forward such materials to the Committee Chair and the Chairman of the Board. The Corporate Secretary also will maintain copies of such materials for future reference by the Committee when filling Board positions.

Shareholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate. Separate procedures apply if a shareholder wishes to nominate a director candidate at the 2012 Annual Meeting. Those procedures are described on page 64 under the heading “Information About Shareholder Proposals.”

Pursuant to its charter, the Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the criteria listed on page 6 under the heading “Director Qualifications.”

While the Board does not have a formal policy of considering diversity when evaluating director candidates, the Board does believe that its members should reflect diversity in professional experience, geographic origin, gender and ethnic background. These factors, together with the director qualifications criteria noted above, are taken into account by the Committee in assessing potential new directors.

The Committee will consider candidates submitted by a variety of sources (including, without limit, incumbent directors, shareholders, management and third-party search firms) when filling vacancies and/or expanding the Board. If a vacancy arises or the Board decides to expand its membership, the Committee generally asks each director to submit a list of potential candidates for consideration. The Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. At that time, the Committee also will consider potential nominees submitted by shareholders in accordance with the procedures described above. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board members or other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and our needs. The Committee Chair, or another director designated by the Committee

Chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with members of the Committee. All such interviews are held in person, and include only the candidate and the independent Committee members. Based upon interview results and appropriate background checks, the Committee then decides whether it will recommend the candidate’s nomination to the full Board.

The Committee believes this process has consistently produced highly qualified, independent Board members to date. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search.

OWNERSHIP OF COMPANY SECURITIES

The following table sets forth information as of March 1, 2011 with respect to persons or entities who are known to beneficially own more than 5% of our outstanding Common Stock, each director, each executive officer named in the Summary Compensation Table, below, and all directors and executive officers as a group.

Beneficial Owners of More Than Five Percent, Directors and Management

	Amount and Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner(1)	Ownership(2)(3)(4)	Class(5)

BlackRock, Inc.(6) 40 East 52nd Street New York, NY 10022	29,968,646	11.1%
T. Rowe Price Associates(7) 100 E. Pratt Street Baltimore, MD 21202	24,647,132	9.1%
Gregory H. Boyce	732,171	*
William A. Coley	13,935	*
Michael C. Crews	32,650	*
Sharon D. Fiehler	102,743	*
Eric Ford	209,286	*
William E. James	30,180	*
Robert B. Karn III	27,411	*
M. Frances Keeth	0	*
Henry E. Lentz	13,614	*
Robert A. Malone	0	*
Richard A. Navarre	213,324	*
William C. Rusnack	30,569 (8)	*
John F. Turner	12,303	*
Sandra A. Van Trease	24,694	*
Alan H. Washkowitz	23,905	*
All directors and executive officers as a group (16 people)	1,500,481	*

(1)	The address for all officers and directors listed is c/o Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned.

(3)	Includes shares issuable pursuant to stock options exercisable within 60 days after March 1, 2011, as follows: Mr. Boyce, 530,798; Mr. Coley, 7,521; Ms. Fiehler, 35,609; Mr. Ford, 145,938; Mr. James, 12,046; Mr. Karn, 12,046; Mr. Lentz, 7,521; Mr. Navarre, 55,077; Mr. Rusnack, 19,641; Mr. Turner, 7,413; Ms. Van Trease, 7,521; Mr. Washkowitz, 16,377; and all directors and executive officers as a group, 872,738. Also includes restricted shares that remain unvested as of March 1, 2011 as follows: Mr. Ford, 3,000; and all directors and executive officers as a group, 3,000.

(4)	Excludes deferred stock units held by our non-employee directors as of March 1, 2011, as follows: Mr. Coley, 10,233; Mr. James, 7,093; Mr. Karn, 8,643; Mrs. Keeth, 8,145; Mr. Lentz, 8,528; Mr. Malone, 5,102; Mr. Rusnack, 7,093; Mr. Turner, 7,093; Ms. Van Trease, 8,528; Mr. Washkowitz, 7,093; and all directors and executive officers as a group, 77,551.

(5)	Applicable percentage ownership is based on 270,579,283 shares of Common Stock outstanding at March 1, 2011. An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares.

(6)	This information is based on a Schedule 13G/A filed with the SEC on January 10, 2011 by BlackRock, Inc., in which it reported sole voting and dispositive power as to 29,968,646 shares as of December 31, 2010.

(7)	This information is based on a Schedule 13G filed with the SEC on February 10, 2011 by T. Rowe Price Associates in which it reported sole voting power as to 6,762,359 shares and sole dispositive power as to 24,647,132 shares as of December 31, 2010.

(8)	Includes 7,632 shares as to which Mr. Rusnack has shared voting and dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and persons beneficially holding more than ten percent of our Common Stock are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of our Common Stock with the SEC and the NYSE. We file these reports of ownership and changes in ownership on behalf of our executive officers and directors.

To the best of our knowledge, based solely on our review of the copies of such reports furnished to us during the fiscal year ended December 31, 2010, filings with the SEC and written representations from certain reporting persons that no additional reports were required, all required reports were timely filed for such fiscal year except that Mr. Boyce was late in filing a Form 5 to report a gift of stock to a family trust. The required report was promptly filed when the error was discovered.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

On the following pages, we discuss how our Chairman and Chief Executive Officer (“Chairman and CEO”), Gregory H. Boyce, and our other executive officers listed on page 24 (“named executive officers” or “NEOs”) were compensated in 2010 and how this compensation fits within our pay-for-performance philosophy. We also describe certain changes to our executive compensation program for 2010.

Performance Basis of Our Executive Compensation Program

We design our executive compensation program with a focus on safety, financial and operating performance along with individual and team performance of each NEO in achieving our business objectives. The substantial majority of each NEO’s annual compensation is performance-based, tied to metrics which align with shareholder value. For 2010, the performance-based portion of NEO compensation consisted of an annual cash incentive opportunity, stock options and performance units and was contingent on meeting certain goals for total shareholder return (relative to industry comparators and to the Standard & Poor’s 500 Index), EBITDA return on capital, EBITDA (as defined on page 28), earnings per share (as defined on page 28) (“EPS”), safety and individual goals. For 2010, our NEOs received above-target performance unit payouts, consistent with our three-year performance results. Our NEOs received above-target annual cash incentive payouts, driven by strong 2010 performance.

Our guiding compensation philosophy is to maintain a compensation program that will attract, motivate, reward and retain leaders who are able to consistently achieve strong corporate performance and increase shareholder value. Our compensation program is based on the following core principles: pay-for-performance, stock ownership and competitive compensation opportunities.

Executive compensation for 2010 aligned well with our compensation philosophy and our performance. In 2010, the Compensation Committee reviewed our compensation programs and policies for features that might encourage excessive risk taking. The Committee found the overall program to be sound and identified no risks that are reasonably likely to have a material adverse effect on us or our financial statements.

2010 Highlights

Operating and Financial Results

In 2010, we delivered the safest year in our 127-year history and our second best financial results ever. The following compares our key 2010 operating results over the prior year:

•	Diluted earnings per share of $3.03, a 58 percent increase;

•	Operating profit of $1.3 billion, a 57 percent increase; and

•	EBITDA of $1.8 billion, a 41 percent increase.

We increased operating margins in every mining region, continued to execute our cost containment program and generated cash flow from operations of $1.1 billion. As a measure of our financial strength and the confidence of the credit markets in Peabody, we completed a five-year, $2 billion unsecured credit facility and refinanced $650 million of our senior notes. We advanced development of our organic growth projects in the fastest growing regions in the U.S. and Australia. In addition, we continued to expand in global markets offering the greatest opportunities for sustained growth. We delivered superior total shareholder return in 2010 of 42 percent, substantially outpacing major U.S. and global indices.

Safety and Environmental Results

Our global safety incidence rate, which we use as a key measure of safety performance, was 6 percent better than 2009. Our operations earned 11 safety and rescue team awards in the U.S. and Australia and an additional 11 awards for environmental achievements and leadership in the U.S. and Mongolia.

2010 Compensation Program Changes

During 2010, the Compensation Committee, supported by its independent compensation consultant, undertook a competitive market review of our compensation program for NEOs and other company officers. The results of this review revealed that the current compensation opportunities are competitive with comparator groups and that the performance-based program is effective in driving results and delivering returns to shareholders. The Committee also reviewed the performance metrics used in our executive compensation program to confirm that, in the current business environment, they continue to enhance shareholder value. Lastly, we adopted a claw back provision that allows the Board, at its discretion, to require that current or former executive officers reimburse us for all or any portion of cash or equity-based compensation under certain circumstances following an accounting restatement by us.

Role of Shareholder Votes

At the Annual Meeting, shareholders will have the opportunity to cast advisory votes on executive compensation matters. There are two separate votes: first, “Say-On-Pay” or advisory voting on whether to approve the compensation of the named executive officers; and second, “Say-On-Frequency”, or advisory voting on whether the say-on-pay vote should occur every one, two or three years (See Items 3 and 4). Our Board of Directors recommends that shareholders select “two years” as the recommended frequency of advisory votes on executive compensation. While these votes are nonbinding, the Compensation Committee will fully consider the outcome of the votes, along with other factors, when making future compensation decisions for the named executive officers.

Executive Compensation Overview

Our Named Executive Officers

Named Executive
Officer	Title	Years of Service

Gregory H. Boyce	Chairman and Chief Executive Officer	7
Richard A. Navarre	President and Chief Commercial Officer	17
Eric Ford	Executive Vice President and Chief Operating Officer	3
Michael C. Crews	Executive Vice President and Chief Financial Officer	12
Sharon D. Fiehler	Executive Vice President and Chief Administrative Officer	29

Role of the Special Committee and Compensation Committee, Processes and Analyses

Compensation decisions affecting the Chairman and CEO and other named executive officers are determined by the Special Committee and the Compensation Committee (“Committees”) as outlined below. The independent compensation consultant and the Compensation group in our Human Resources Department support the Committees’ efforts.

Committee
Name	Committee Composition	Committee Focus	Key Accountabilities

Special Committee	All independent members of the Board	Chairman and CEO
•   After considering the recommendations of the Compensation Committee, supported by its independent compensation consultant, the Special Committee has the responsibility for determining compensation for the Chairman and CEO.

•   The Special Committee ensures that the compensation program for the Chairman and CEO is consistent with our compensation philosophy and is competitive with the compensation of chief executive officers at publicly-traded companies of similar size and complexity.

Compensation Committee	Committee members only (all are independent)	Named executive officers, excluding the Chairman and CEO
•   Has overall responsibility for evaluating and approving our executive compensation plans, policies and programs, and for monitoring performance and compensation levels.

•   Oversees our annual and long-term incentive plans and programs and periodically assesses our director compensation program.

Assessment of Individual Performance

Individual performance has a strong impact on compensation. The Special Committee meets with the Chairman and CEO in private sessions at the beginning of the year to agree upon performance objectives for the year. At the end of the year, the Special Committee meets in executive session to review the performance of the Chairman and CEO based on achievement of the agreed-upon objectives, contribution to our performance objectives and other leadership accomplishments. Members of the Special Committee review the CEO’s performance individually and arrive at a consensus evaluation. This evaluation is reviewed with the Chairman and CEO and utilized to support compensation judgments by the Special Committee

For other named executive officers, the Compensation Committee receives a performance assessment and compensation recommendation from the Chairman and CEO and applies its judgment based on the Board’s interactions with the executive. As with our Chairman and CEO, the named executive officer’s performance is based on the executive’s achievement of performance objectives, contributions to our performance and other leadership qualities.

Assessment of Company Performance

The Committees use Company performance measures to establish total compensation ranges relative to our performance and the performance of our comparator groups. In addition, the Committees established specific performance measures that determine payouts under cash and equity-based incentive programs.

Role of the Independent Compensation Consultant

The Compensation Committee has the authority under its charter to directly engage outside advisors, experts and others for assistance. Pursuant to this authority, the Committee has engaged Frederic W. Cook & Co., Inc., (“F.W. Cook”) since 2007 for independent guidance on executive compensation issues. F.W. Cook does not provide any other services to us.

In connection with its engagement, F.W. Cook provided the Committee with independent and objective advice concerning the types and levels of compensation to be paid to our Chairman and CEO and the other named executive officers for 2010. F.W. Cook assisted the Committee by providing market compensation data (e.g., industry compensation surveys and benchmarking data) on base pay, annual and long-term incentives and industry trends. F.W. Cook also facilitates the independent review of Chairman and CEO performance.

Role of Benchmarking and Comparator Companies

Each year, the Compensation Committee commissions a compensation analysis conducted by its independent compensation consultant to determine whether our executive compensation program is appropriate compared to other publicly-held companies of similar size and industry.

Talent for senior-level management positions and key roles in the organization can be acquired across a broad spectrum of companies. As such, we rely on a group of publicly-held companies of similar size and/or complexity as determined by revenue, market capitalization and other measures to assess competitiveness. The Industrial comparator group for 2010 was comprised of the following companies:

Air Products & Chemicals, Inc.	Monsanto Company
Barrick Gold Corporation	National Oilwell Varco, Inc.
Cliffs Natural Resources Inc.	Newmont Mining Corporation
Consol Energy Inc.	Praxair, Inc.
Eastman Chemical Company	Rockwell Automation, Inc.
Ecolab, Inc.	Smith International, Inc.*
El Paso Corporation	Southern Copper Corporation
EOG Resources	SPX Corporation
Freeport-McMoRan Copper & Gold, Inc.	Teck Resources**
Goodrich Corporation	Timken Company
ITT Corporation
Lubrizol Corporation

We also review the compensation practices and performance of eight publicly-held coal mining companies as a secondary comparison. Because these companies are much smaller than us, we rely primarily on the Industrial comparator group for individual executive compensation benchmarking. The Coal comparator group for 2010 was comprised of the following companies:

Alpha Natural Resources, Inc.	James River Coal Company
Arch Coal, Inc.	Patriot Coal Corporation
Consol Energy Inc.	Massey Energy Company
International Coal Group, Inc.	Westmoreland Coal Company

*	Smith International merged with Schlumberger in August 2010.

**	Teck Resources was previously known as Teck Cominco.

In addition, we review compensation levels and practices of global companies in the mining, metals and energy sectors when relevant data are available.

Overall, F.W. Cook confirmed that our executive compensation program, as structured, is competitive with our comparators. Based upon the review of the compensation plans discussed below, comparator group compensation levels and assessments of individual and corporate performance, the Committee, with the assistance of F.W. Cook, determined that the design of and value delivered under our executive compensation program are appropriate.

2010 Executive Compensation Components

For 2010, the principal components of compensation for the named executive officers were:

•	Annual Base Salary;

•	Annual Cash Incentive Compensation;

•	Long-term Equity Incentives; and

•	Retirement and Other Benefits.

The named executive officers are also eligible to participate in our health and welfare programs, employee stock purchase plan, 401(k) plan and other broad-based programs on the same basis as other employees.

The graph below illustrates the mix of target compensation determined by the Committees. The Committees believe this overall mix provides an effective delivery of total compensation that:

•	Encourages retention and engagement by delivering competitive compensation with variable and performance-based elements exceeding market benchmarks when performance is strong; and

•	Maintains a strong link to our performance and shareholder returns through a balanced incentive program.

Annual Base Salary

Base salary for each named executive officer is established based on the executive’s responsibilities, performance and experience, our overall budget for merit increases and the competitive environment. The Committees reviewed the base salaries of the named executive officers to ensure that they take into account those factors along with changes in role or promotions and that salary levels are competitive with those of companies of similar size and complexity.

For 2010, the Committees approved annual base salary merit increases for the named executive officers based on market information and individual performance.

Annual Cash Incentive Compensation

Our annual incentive compensation plan provides opportunities for our executives, including the named executive officers, to earn annual cash incentive payments tied to the successful achievement of pre-established objectives that support our business strategy.

Under the plan, the named executive officers are assigned threshold, target and maximum earnings opportunities. The target incentive opportunity is established through an analysis of compensation for comparable positions in companies of similar size and complexity and is intended to provide a competitive level of compensation when performance objectives are achieved. If actual performance does not meet the threshold level, no incentive is earned for that particular performance goal. At threshold performance levels, the incentive that can be earned generally equals 50% of the target incentive and, at maximum performance levels, the incentive that can be earned is up to 200% of the target incentive.

The named executive officers generally earn target incentive payouts for achieving budgeted financial and safety goals and meeting individual performance goals. We seek to set these goals to encourage superior performance. Maximum incentive payments may be awarded when budgeted safety goals, financial goals and individual performance goals are significantly exceeded. Goals and payouts for the named executive officers are reviewed and approved by the Committees for each calendar year.

2010 Annual Incentive Performance Measures

Annual incentives for our named executive officers are determined by the following two step process. First, the level of funding for potential payment of incentive awards under the 2008 Management Annual Incentive Plan (“the MAIP”) is determined. Second, actual incentive award payouts are determined based on achievement against specified performance measures.

Awards under the MAIP are intended to be “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Incentive goals are set with the expectation that the MAIP will be funded at the maximum level. Assuming those incentive goals are met, the Committees can then exercise negative discretion to determine the actual awards under the MAIP for the named executive officers, which are generally consistent with the annual incentive awarded to other key executives. For 2010, the Compensation Committee selected and approved the following performance goals:

•	Dividend payment — Payment of quarterly cash dividends in 2010 to shareholders at least equal to dividend payments in 2009 on a per share basis.

•	Debt service payment — Timely payment of required short-term and long-term debt service obligations.

Based on our successful achievement of these goals, the Committee permitted distribution of incentives under the MAIP.

Based on input from management and information and advice from F.W. Cook, the Committees established performance measures and weightings for determining the 2010 annual incentive opportunity for the named executive officers.

2010 Performance Measure	Method of Determination	Alignment with Performance Focus
EBITDA	Income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expense and depreciation, depletion and amortization.	EBITDA is a key metric used by outside investors and us to measure our operating performance, as well as an indicator of our ability to meet debt service and capital expenditure requirements.

EPS	EPS is calculated using income from continuing operations after applying the two-class method to allocate earnings to common stock and participating securities, then dividing the result by the total shares outstanding on a fully-diluted basis, excluding the impact of the remeasurement of foreign income tax accounts.	EPS is a key metric used by outside investors to assess our profitability.

2010 Performance Measure	Method of Determination	Alignment with Performance Focus
Global Safety Incidence Rate	The Global Safety Incidence Rate is the number of injuries (U.S. Mine Safety and Health Administration injury degree code 1 to 6) divided into employee hours worked, multiplied by 200,000 hours. The rate excludes the injuries and hours associated with office workers.	Safety is a core value that is integrated into all areas of our business. For 2010, our quantitative safety goal was set at a 10% improvement over actual results for 2009.

Individual Goals

The individual goals established for the named executive officers were designed to further our business strategies and increase shareholder value. The individual goals for each of the named executive officers were reviewed and approved in advance by the Committees. These goals and objectives centered on:

•	Continuous improvement in safety;

•	Growth in revenue and earnings;

•	Succession planning and building of a deep talent pool;

•	Value-enhancing mergers and acquisitions;

•	Operational improvement;

•	Industry and government relations; and

•	Long-term strategic direction.

The Committees periodically review market conditions to ensure the appropriateness of established financial performance measures and individual goals for the MAIP for the named executive officers, respectively.

Annual Cash Incentive Payouts for 2010 Performance

The table below summarizes the actual results for these performance goals for 2010.

	Percentage
	of Total
Measure	Award	Target	Actual Results	Achievement

EBITDA ($ millions)	35.0%	$1,358.0	$1,815.1	Above Maximum
EPS ($/sh)	10.0%	$1.86	$3.03	Above Maximum
Global Safety Incidence Rate	5.0%	2.54	2.69	Below Target
Individual Goals	50.0%		By Individual	Above Target

For their 2010 performance, the named executive officers earned payouts under the MAIP, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Annual incentive payouts for 2010 were based on our achievement of quantitative goals and individual goals shown in the table above.

The Committees evaluated Mr. Boyce’s performance and that of each of the other named executive officers relative to the aforementioned goals and approved their respective 2010 payouts. Specifically, Mr. Boyce earned 195% of his target individual performance goals. The other named executive officers earned between 135% to 170% of their respective target individual performance goals based on their respective individual performance.

The following table shows the target annual incentive payout and the applicable payout range (each shown as a percentage of base salary) for each of the named executive officers, the award for 2010, and the award earned as a percentage of salary in 2010. The target payout and payout range for each executive are based on his or her level of participation in the Plan and competitive market practices.

2010 Annual Incentive Awards — Named Executive Officers

	Target Payout	Payout Range
	as a % of	as a % of	Award	Award Earned
Name	Salary	Salary	($)	as a % of Salary

Gregory H. Boyce	110%	0-220%	2,359,306	213%
Richard A. Navarre	90%	0-180%	1,210,784	162%
Eric Ford	80%	0-160%	966,248	140%
Michael C. Crews	80%	0-160%	608,818	132%
Sharon D. Fiehler	80%	0-160%	597,584	130%

Long-Term Equity Incentive Compensation

Our long-term equity incentive compensation plan provides opportunities for key executives to earn equity compensation if certain pre-established long-term objectives are achieved.

The named executive officers receive long-term incentive compensation through awards of stock options and performance units. In approving the long-term incentive target awards, the Committees consider the advice of F.W. Cook, as well as available benchmarking data and retention considerations. These awards are structured to provide competitive long-term equity incentive opportunities where earned values are based on performance, aligned with shareholder value.

The targeted value of these awards, shown in the table below as a percentage of each executive’s base salary, is split evenly between stock options and performance units.

2010 Long-Term Incentive Awards — Named Executive Officers

Target
Opportunity as
Name	a % of Salary

Gregory H. Boyce	475%
Richard A. Navarre	275%
Eric Ford	250%
Michael C. Crews	200%
Sharon D. Fiehler	200%

Stock Options

Our stock option program is a long-term plan designed to create a direct link between executive compensation and increased shareholder value, provide an opportunity for increased equity ownership by executives and maintain competitive levels of total compensation opportunity.

The Committees meet in December of each year to evaluate, review and approve the annual stock option award design and level of awards for the named executive officers. The Committees approve stock option awards prospectively. Annual stock option awards are generally approved in early December for granting on the first trading day in January at our closing market price per share on the grant date. The Committees may occasionally approve stock option awards that are granted other than on the first trading day of the year, to recognize promotions or new hires. In these cases, the award is approved in advance of the grant date, and the stock option grant is awarded on the determined date with an exercise price equal to our closing market price per share on such date. We use a Black-Scholes valuation model to establish the grant-date fair value of all stock option grants.

All stock options are granted at an exercise price equal to the closing market price of our Common Stock on the date of grant. Accordingly, those stock options will have intrinsic value only if the market price of our Common Stock increases after that date. Stock options generally vest in one-third increments over a period of three years or cliff vest after three years; however, options will immediately vest in full upon a change in control or a recapitalization event or upon the holder’s death or disability. If the holder terminates employment without good reason (generally as defined in his or her employment agreement), all unvested stock options are forfeited. In accordance with the terms of his employment agreement, Mr. Boyce is provided continued vesting through the end of the vesting period set forth in the option agreement of unvested stock option awards if his employment terminates (1) during the first three years of his employment term (2010-2012) due to his disability, death, termination by us without cause or resignation for good reason (as defined in his employment agreement) or (2) during the last two years of the employment term (2013-2014) for any reason other than cause or retirement without his giving six months written notice. Stock options expire, at the latest, ten years from the date of grant.

Performance Units

Similar to the stock option program, our performance unit program is a long-term plan designed to create a direct link between executive compensation and increased shareholder value by rewarding executives for the achievement of strong financial returns on capital and total shareholder return.

Performance units granted in 2010 will be payable, if earned, in shares of our Common Stock. The percentage of the performance units earned is based on our total shareholder return (“TSR”) over a period beginning January 4, 2010 and ending December 31, 2012 relative to the Industry comparator group and the S&P 500 Index.

TSR measures cumulative stock price appreciation plus dividends. The Industry comparator group is generally perceived to be subject to market conditions and investor reactions similar to us. For purposes of the 2010 award, the Industry comparator group consisted of the following companies and excludes certain other coal mining companies (International Coal Group, James River Coal Company and Westmoreland Coal Company) based on size:

Alpha Natural Resources, Inc.	Consol Energy Inc.
Arch Coal, Inc.	Massey Energy Company
Cloud Peak Energy

We currently are and, at the time of the 2010 performance unit award were, included in the S&P 500 Index. Our TSR performance compared to the Industry comparator group is weighted at 25% of the total award, while our TSR performance compared to the S&P 500 Index is weighted at 75% of the total award. With regard to the 2010 performance unit award, performance against the Industry comparator group and performance against the S&P 500 Index are calculated independently. Performance unit payout formulas for the 2010 award are as follows:

Required TSR Performance Ranking
Payout Level*	Industry Comparator Group	S&P 500 Index	Limitations on Payout Levels

Threshold (40% of target performance units)	35th percentile	35th percentile
The Industry comparator group weighted payout percentage will be 0% if TSR over the performance period is negative and performance is below the 50th percentile of the Industry comparator group.

The S&P 500 Index weighted payout percentage will be 0% if TSR over the performance period is negative and performance is below the 50th percentile of the S&P 500 Index.

Target (100% of target performance units)	50th percentile	50th percentile

Maximum (200% of target performance units)	75th percentile	75th percentile
The Industry comparator group weighted payout percentage cannot exceed 150% of the number of performance units granted if TSR over the performance period is negative and performance is at or above the 50th percentile of the Industry comparator group.

The S&P 500 Index weighted payout percentage cannot exceed 150% of the number of performance units granted if TSR over the performance period is negative and performance is at or above the 50th percentile of the S&P 500 Index.

*	Payouts are interpolated for performance between threshold and target, and between target and maximum levels.

The target number of performance units granted is determined using the average closing market price per share of our Common Stock during the four weeks of trading immediately following the date of grant.

Our TSR over the three-year performance period is based on the average closing market price per share of our Common Stock during the first four weeks of trading in the performance cycle compared to the average closing market price per share of our Common Stock during the last four weeks of trading in the performance cycle. Units vest monthly and are payable in Common Stock at the conclusion of the measurement period, subject to the achievement of performance goals.

Following termination of employment on account of the holder’s retirement, termination by us without cause or by the holder for good reason (as defined in his or her employment agreement), the holder would receive payment from us at the end of the performance cycle determined by the number of vested performance units based on performance measured through the end of the performance period. Upon a change in control, the holder would receive payment from us determined by the number of vested performance units and based on performance through the date of the change in control. Upon the holder’s termination of employment due to death or disability, the holder (other than Mr. Boyce) would receive payment from us for 100% of his or her performance units outstanding as of the date the event occurs based upon performance measured through the date of employment termination. If the holder terminates employment without good reason (as defined in his or her employment agreement), all performance units are forfeited.

Performance units granted to Mr. Boyce also become fully vested upon his termination of employment due to death or disability, but he is to receive payment from us for such awards at the end of the performance cycle, based upon performance measured through the end of the performance period. In accordance with the terms of his employment agreement, Mr. Boyce is provided continued vesting through the end of the vesting period set forth in the award agreement of unvested performance units if his employment terminates (1) during the first three years of his employment term (2010-2012) due to his termination by us without cause or resignation for good reason (as defined in his restated employment agreement), or (2) during the last two years of the employment term (2013-2014) for any reason other than cause or retirement without his giving six months advance written notice.

Share Ownership Requirements

Both management and the Board of Directors believe our executives and directors should acquire and retain a significant amount of our Common Stock in order to further align their interests with those of shareholders.

Under our share ownership requirements, Mr. Boyce is required to acquire and retain Common Stock having a value equal to at least five times his base salary. Each other named executive officer is required to acquire and retain Common Stock having a value equal to at least three times his or her base salary within five years after assuming his or her executive position.

The following table summarizes the ownership of Common Stock as of December 31, 2010 by our named executive officers.

			Ownership
			Relative
	Ownership		to Actual Base
	Requirement		Salary as of
	Relative to Base		December 31,
Name	Salary		2010

Gregory H. Boyce(1)	5.0	x	16.4
Richard A. Navarre	3.0	x	12.1
Eric Ford(2)	3.0	x	5.8
Michael C. Crews(2)	3.0	x	4.9
Sharon D. Fiehler	3.0	x	9.3

(1)	Share ownership includes 86,602 phantom shares granted to Mr. Boyce on October 1, 2003 under the terms of his employment agreement.

(2)	Mr. Ford joined us on March 6, 2007, and Mr. Crews was promoted effective June 20, 2008.

Broad-based Benefits

Our named executive officers are eligible to receive benefits generally available to our U.S. employees. Current benefit plans, generally available to all U.S. employees include:

Health and Insurance Benefits	Other Benefits

Medical Insurance	Defined Contribution Plan (401(k))
Dental Insurance	Peabody Investments Corp. Supplemental
Health Care Flexible Spending Account	Retirement Plan
Dependent Care Flexible Spending	Employee Stock Purchase Plan
Account	Vacation and Holidays
Life Insurance
Short-Term and Long-Term Disability Insurance
Accidental Death and Dismemberment Insurance
Business Travel Accidental Insurance

Perquisites

In 2010, we provided a limited number of perquisites to the named executive officers that are related to business purposes.

Company Aircraft

Our aircraft may be used by named executive officers for business purposes. Spouses may accompany named executive officers who are traveling on our aircraft for business purposes (annual aggregate incremental costs may not exceed $50,000) and the spouse and children of our Chairman and CEO may accompany him on our aircraft when he is traveling for business purposes (annual aggregate incremental costs may not exceed $100,000). We provide tax gross-ups for imputed income resulting from such aircraft use.

Relocation

We generally provide relocation benefits to named executive officers who are newly-hired or have been asked by us to relocate. These benefits typically include payment for the costs of relocation, temporary housing, closing costs and associated tax gross-ups.

Changes for 2011

Peabody is a global company with significant international business interests and opportunities. In 2010, the Company engaged an independent security consultant to conduct a comprehensive executive protection risk assessment. The assessment identified various travel (air and ground transportation) and home and corporate office security recommendations. After reviewing the consultant’s recommendations, the Board concluded that for security reasons our Chairman and CEO will be required to use Company aircraft for business and personal travel as well as use a Company provided car and driver for ground transportation for business travel.

The Board considers these costs to be necessary, security-related business expenses that reflect best practices in executive protection. The Company will provide tax gross-ups to our Chairman and CEO and his immediate and extended family for any imputed income resulting from our executive protection program.

Deductibility of Compensation Expenses

Pursuant to Section 162(m) of the Internal Revenue Code, some compensation paid to named executive officers in excess of $1 million is not tax deductible, except to the extent it constitutes “performance-based compensation.” The Committees have and will continue to consider the impact of Section 162(m) when establishing incentive compensation plans. As a result, a significant portion of our executive compensation satisfies the requirements for deductibility under Section 162(m). At the same time, the Committees consider as their primary goal the design of compensation strategies that further the best interests of our shareholders. In certain cases, the Committees may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating shareholder value. The Committees therefore retain the ability to evaluate the performance of our named executive officers and to pay appropriate compensation, even if some of it may be non-deductible.

Executive Compensation Claw Back Policy

If we are required to prepare an accounting restatement due to fraudulent and/or intentional material misrepresentation, the Board may take action to recoup incentive awards and equity gains on awards granted to named executive officers after January 2011 to the extent such awards exceeded the payment that would have been made based on the restated financial results. This right to recoup expires unless such determination is made by the Board within three years following payment of the award.

Employment Agreements

The Compensation Committee approves the terms of all named executive officer employment agreements other than Mr. Boyce. The Special Committee approves the employment agreement for Mr. Boyce. The terms of those agreements, including the provision of post-termination benefits, were structured to attract and retain persons believed to be key to our success, as well as to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. In assessing whether the terms of the employment agreements were competitive, the Committees received advice from F.W. Cook and reviewed appropriate surveys and industry benchmarking data.

Chairman and CEO and Other Named Executive Officers

The following table highlights employment agreement provisions for the Chairman and CEO and other named executive officers:

Employment Agreement Provisions
Position	• Chairman & CEO	• Other Named Executive Officers

Most recent employment agreement date	• 12/31/09	• 12/31/08

Term of contract	• 12/31/09 – 12/31/14	• Two years (Mr. Navarre, Mr. Ford, Ms. Fiehler) • Three year initial contract (Mr. Crews)

Renewal	• As determined by the Board at the end of the contract term	• Extends day-to-day (Mr. Navarre, Mr. Ford, Ms. Fiehler)
• Automatic renewal for one-year period at the end of initial term, unless written notice is provided by either party 90-days before the end of the applicable period (Mr. Crews)

Employment Agreement Provisions
Severance Benefits
•   Upon termination other than for cause or resignation for good reason, severance is equal to specified multiple (of 2.8 from 12/31/09 through 3/31/12 and thereafter reduced ratably on a daily basis to 0 on 12/31/14) times:

  ¡   Annual base salary

  ¡   Average actual annual incentive earned for the three years preceding the year of termination

  ¡   Six percent of base salary (to compensate for Company contributions he otherwise would have earned under our retirement plan)

•   Upon termination other than for cause or resignation for good reason, Mr. Boyce is entitled to a one-time prorated annual incentive for the year of termination, qualified and nonqualified retirement, life insurance, medical and other benefits for a period that corresponds to the specified multiple

•   One-half of severance benefit total paid in lump sum on the earlier of executive’s death or first day after six month anniversary of termination date

•   Remaining one-half of severance benefits total paid in six equal monthly payments beginning on the first day of the month next following the initial lump sum payment

•   We are not obligated to provide any benefits under tax qualified plans that are not permitted by plan terms or applicable laws
• Upon termination other than for cause or resignation for good reason, severance is equal to a 2X multiple times:

  ¡   Annual base salary

  ¡   Average actual annual incentive earned for the three years preceding the year of termination

  ¡   Six percent of base salary (to compensate for Company contributions he or she otherwise would have earned under our retirement plan)

•   Upon termination other than for cause or resignation for good reason, executive is also entitled to a one-time prorated annual incentive for the year of termination, qualified and nonqualified retirement, life insurance, medical and other benefits for two years

•   One-half of severance benefit total paid in lump sum on the earlier of executive’s death or first day after six month anniversary of termination date

•   Remaining one-half of severance benefits total paid in six equal monthly payments beginning on the first day of the month next following the initial lump sum payment

• We are not obligated to provide any benefits under tax qualified plans that are not permitted by plan terms or applicable laws

Employment Agreement Provisions
Restrictive Covenants (post-termination)
•   Confidentiality (indefinite)

•   Non-compete (1 year) – (in the case of Mr. Crews, the non-compete does not apply if his employment agreement is not renewed and no severance benefits are paid following termination)

• Non-solicitation (2 years)

• Breach will result in forfeiture of any unpaid amounts or benefits

Make-Whole Payments
•   Upon termination of employment, Mr. Boyce is entitled to a payment of $800,000 under his agreement to compensate him for amounts he forfeited upon leaving his former employer

•   Upon termination for any reason, deferred compensation payable in cash in one of the following amounts:

  ¡   If termination occurred (a) prior to age 62, the greatest of (1) the cash equivalent of the fair market value of 86,602 shares of Common Stock on October 1, 2003 plus interest through the date of termination, (2) an amount equal to the fair market value of 86,602 shares of Common Stock on the date of termination; (3) $1.6 million, reduced by 0.333% for each month that termination occurs before he reaches age 62, or (4) the fair market value of 86,602 shares of Common Stock on the date of termination; or (b) on or after age 62, the greater of the amount referenced in (a) on the date of termination or $1.6 million

•   Mr. Ford is entitled to receive a payment of $800,000 upon termination for any reason or if he should die or become disabled to compensate him for amounts he forfeited upon leaving his former employer.

Employment Agreement Provisions
Tax Gross-Ups
•   No tax gross-up payments for any excise taxes or related interest or penalties imposed by Internal Revenue Code Section 4999 (collectively, “Excise Tax”). If Mr. Boyce becomes entitled to any payment, benefit or distribution which is subject to the Excise Tax, the aggregate payments shall be reduced (using a method that complies with Internal Revenue Code Section 409A) to the safe harbor amount under Internal Revenue Code Section 280G if the value of Mr. Boyce’s net after-tax benefit as a result of the reduction would exceed the value of the net after-tax benefit if such reduction were not made and Mr. Boyce paid the Excise Tax
• If Excise Taxes are incurred, we will make the tax gross up payments so that the Executive will be in the same financial position as if the Excise Taxes were not incurred

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s disclosures under “Compensation Discussion and Analysis” beginning on page 22.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION
COMMITTEE:

WILLIAM A. COLEY, CHAIR
WILLIAM E. JAMES
ROBERT B. KARN III
M. FRANCES KEETH
ROBERT A. MALONE

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or accrued by our Chairman and CEO, our Chief Financial Officer and our three other most highly compensated executive officers for their service to us during the fiscal years ended December 31, 2010, 2009 and 2008.

							Change in
							Pension Value
							and Non-
							qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Gregory H. Boyce	2010	1,110,250	—	3,402,538	2,554,643	2,359,306	—	164,266	9,591,003
Chairman and	2009	1,075,000	—	5,552,694	2,398,433	2,227,052	—	138,693	11,391,872
Chief Executive Officer	2008	1,053,750	—	2,368,091	1,843,993	2,069,375	—	144,512	7,479,721

Richard A. Navarre	2010	747,250	—	1,337,732	1,004,337	1,210,784	42,812	96,210	4,439,125
President and Chief	2009	730,000	—	1,342,305	995,325	1,138,806	40,668	91,392	4,338,496
Commercial Officer	2008	730,000	—	1,279,248	997,133	1,116,900	5,730	103,577	4,232,588

Eric Ford	2010	690,375	—	1,124,441	844,241	966,248	—	172,751	3,798,056
Executive Vice President	2009	675,000	—	1,128,343	836,670	936,005	—	122,720	3,698,738
and Chief Operating Officer	2008	668,750	—	1,036,550	807,140	918,000	—	380,859	3,811,299

Michael C. Crews	2010	461,250	—	599,710	450,272	608,818	2,467	59,383	2,181,900
Executive Vice President	2009	425,000	—	468,059	347,060	597,003	2,449	56,596	1,896,167
and Chief Financial Officer	2008	317,726	—	709,862	400,780	368,922	202	40,112	1,837,604

Sharon D. Fiehler	2010	460,125	—	599,710	450,272	597,584	118,910	62,267	2,288,868
Executive Vice President	2009	450,000	—	601,781	446,216	579,004	81,529	55,725	2,214,255
and Chief Administrative Officer	2008	446,250	—	554,938	432,133	594,001	16,081	63,269	2,106,672

(1)	Salaries earned in 2010 may reflect annual base salary changes due to merit based adjustments, where applicable.

(2)	Amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). A discussion of the relevant fair value assumptions is set forth in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. For 2010 performance unit awards included in the Stock Awards column, the maximum potential payout is estimated as follows: Mr. Boyce, $6,805,076; Mr. Navarre, $2,675,464; Mr. Ford, $2,248,882; Mr. Crews $1,199,421; and Ms. Fiehler, $1,199,421. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and stock sales.

(3)	Amounts in this column represent awards under our annual incentive plan. The material terms of the 2010 awards are described under the caption “Annual Cash Incentive Compensation” in the Compensation Discussion and Analysis section.

(4)	The amounts in this column reflect changes in pension values. See page 47 for further discussion about the Pension Plan.

(5)	Amounts included in this column are described in the All Other Compensation table.

All Other Compensation

The following table sets forth detailed information regarding the amounts reported in the All Other Compensation column of the Summary Compensation Table for the named executive officers.

			Annual 401(k)
			Matching and
		Group Term	Performance
		Life Insurance	Contributions	Tax Gross-Ups	Perquisites	Total
Name	Year	($)	($)	($)(1)	($)(2)(3)	($)

Gregory H. Boyce	2010	4,902	133,935	16,964	8,465	164,266
	2009	4,526	129,000	2,593	2,574	138,693
	2008	1,656	127,725	6,574	8,557	144,512
Richard A. Navarre	2010	2,622	90,015	2,816	757	96,210
	2009	1,710	87,600	709	1,373	91,392
	2008	810	87,600	6,590	8,577	103,577
Eric Ford	2010	4,902	83,153	4,793	79,903	172,751
	2009	4,902	77,738	13,150	26,930	122,720
	2008	1,242	80,625	124,272	174,720	380,859
Michael C. Crews	2010	771	55,575	2,240	797	59,383
	2009	705	53,100	1,418	1,373	56,596
	2008	322	37,800	865	1,125	40,112
Sharon D. Fiehler	2010	1,769	55,418	3,609	1,471	62,267
	2009	1,725	54,000	—	—	55,725
	2008	1,094	53,775	3,650	4,750	63,269

(1)	Represents the tax gross-ups relating to taxes due for use of our corporate aircraft (as defined and calculated in accordance with Internal Revenue Service guidelines), and reimbursed by us when a spouse/guest accompanied the executive on our corporate aircraft for Company business purposes. The amount shown for Mr. Ford also includes the tax-gross up for tax preparation expenses incurred in 2010.

(2)	Amounts represent the aggregate incremental cost to us of trips where a spouse/guest accompanied the executive on our corporate aircraft for Company business purposes. Aggregate incremental cost to us of use of our corporate aircraft is determined on a per flight basis, including the cost of fuel, landing fees, the cost of in-flight meals, sales tax, crew expenses, and the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred.

(3)	For Mr. Ford, total perquisites for 2010 also include tax return preparation costs of $3,929 and relocation costs of $74,015, pursuant to the terms of his offer of employment with us.

GRANTS OF PLAN-BASED AWARDS IN 2010

The following table sets forth information concerning grants of plan-based awards during the year ended December 31, 2010 to the named executive officers.

									All Other	All Other
									Stock	Option
									Awards:	Awards:		Grant Date
			Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value of
			Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Base Price	Stock and
			Plan Awards			Plan Awards(1)			Stock or	Underlying	of Option	Option
		Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(2)	($/Sh)(2)	($)(3)

Gregory H. Boyce			591,250	1,182,500	2,365,000
	1/4/2010	12/9/2009				26,729	53,457	106,914				3,402,538
	1/4/2010	12/9/2009								99,412	47.87	2,554,643
Richard A. Navarre			328,500	657,000	1,314,000
	1/4/2010	12/8/2009				10,509	21,017	42,034				1,337,732
	1/4/2010	12/8/2009								39,083	47.87	1,004,337
Eric Ford			270,000	540,000	1,080,000
	1/4/2010	12/8/2009				8,833	17,666	35,332				1,124,441
	1/4/2010	12/8/2009								32,853	47.87	844,241
Michael C. Crews			180,000	360,000	720,000
	1/4/2010	12/8/2009				4,711	9,422	18,844				599,710
	1/4/2010	12/8/2009								17,522	47.87	450,272
Sharon D. Fiehler			180,000	360,000	720,000
	1/4/2010	12/8/2009				4,711	9,422	18,844				599,710
	1/4/2010	12/8/2009								17,522	47.87	450,272

(1)	Performance unit awards are included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column above. Performance unit awards granted in 2010 will be earned based on achievement of performance objectives for the period January 4, 2010 to December 31, 2012. The material terms of these awards, including payout formulas, are described under the caption “Performance Units” in the Compensation Discussion and Analysis section.

(2)	Stock option awards granted in 2010 are included in the “All Other Option Awards” column above. All options vest in three equal annual installments beginning on the first anniversary of the date of grant. The material terms of these awards are described under the caption “Stock Options” in the Compensation Discussion and Analysis section.

(3)	The value of performance unit awards and stock option awards are the grant date fair value determined under FASB ASC Topic 718. A discussion of the relevant fair value assumptions is set forth in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. We caution that the amount ultimately realized from the stock and option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and stock sales.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END

The following table sets forth detail about the outstanding equity awards for each of the named executive officers as of December 31, 2010. We caution that the amount ultimately realized from the outstanding equity awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and stock sales. In the case of equity incentive awards, the amount ultimately realized will also vary with our stock performance relative to the Industry comparator group, the S&P 500 Index, and our Return on Capital.

All unexercisable options and unvested shares or units of stock reflected in the table below are subject to forfeiture if the holder terminates employment without good reason (as defined in the holder’s employment agreement).

Outstanding Equity Awards at 2010 Fiscal Year End

	Option Awards						Stock Awards
												Equity
												Incentive
										Equity		Plan
										Incentive		Awards:
										Plan		Market or
										Awards:		Payout
										Number of		Value of
										Unearned		Unearned
										Shares,		Shares,
	Number of		Number of							Units or		Units or
	Securities		Securities						Market Value	Other		Other
	Underlying		Underlying				Number of		of Shares or	Rights		Rights
	Unexercised		Unexercised		Option		Shares or Units		Units of Stock	That		That
	Options		Options		Exercise	Option	of Stock That		That Have Not	Have Not		Have Not
	(#)(1)		(#)(1)		Price	Expiration	Have Not Vested		Vested	Vested		Vested
Name	Exercisable		Unexercisable		($)(1)	Date	(#)(1)		($)(2)	(#)(1)(3)		($)(4)
Gregory H. Boyce										95,982	(5)	6,140,928
										53,457	(6)	3,420,179
							86,602	(7)	5,540,796
	56,248	(8)			17.8541	1/3/2015
	27,501	(9)			21.6646	3/1/2015
	91,734	(10)			39.8143	1/3/2016
	120,314	(11)			34.9553	1/3/2017
	51,841	(12)	25,920	(12)	62.7200	1/2/2018
	62,051	(13)	124,103	(13)	26.8400	1/5/2019
			99,412	(14)	47.8700	1/4/2020

Total	409,689		249,435				86,602		5,540,796	149,439		9,561,107

Richard A. Navarre										39,831	(5)	2,548,387
										21,017	(6)	1,344,668
	28,033	(12)	14,016	(12)	62.7200	1/2/2018
			51,501	(13)	26.8400	1/5/2019
			39,083	(14)	47.8700	1/4/2020

Total	28,033		104,600				—		—	60,848		3,893,055

Eric Ford										33,482	(5)	2,142,178
										17,666	(6)	1,130,271
							3,000	(15)	191,940
	57,658	(16)			35.6481	3/6/2017
	22,691	(12)	11,346	(12)	62.7200	1/2/2018
	21,646	(13)	43,292	(13)	26.8400	1/5/2019
			32,853	(14)	47.8700	1/4/2020

Total	101,995		87,491				3,000		191,940	51,148		3,272,449

Michael C. Crews										13,889	(5)	888,618
										9,422	(6)	602,820
							800	(17)	51,184
							5,550	(18)	355,089
							2,000	(19)	127,960
							1,406	(20)	89,956
			12,579	(21)	79.2800	7/14/2018
			17,958	(13)	26.8400	1/5/2019
			17,522	(14)	47.8700	1/4/2020

Total	—		48,059				9,756		624,189	23,311		1,491,438

Sharon D. Fiehler										17,857	(5)	1,142,491
										9,422	(6)	602,820
	12,149	(12)	6,074	(12)	62.7200	1/2/2018
			23,089	(13)	26.8400	1/5/2019
			17,522	(14)	47.8700	1/4/2020

Total	12,149		46,685				—		—	27,279		1,745,311

(1)	The numbers of options/shares/units and the exercise prices of options have been adjusted, where applicable, to reflect our 2-for-1 stock splits in March 2005 and February 2006 and the spin-off of Patriot Coal Corporation on October 31, 2007.

(2)	The market value was calculated based on the closing market price per share of our Common Stock on the last trading day of 2010, $63.98 per share.

(3)	The number of performance units disclosed is based on the assumption that target performance goals will be achieved.

(4)	The payout value is calculated based on the closing market price per share of our Common Stock on the last trading day of 2010, $63.98 per share, and the assumption that target performance goals will be achieved.

(5)	The performance units were granted on January 5, 2009 and vest on December 31, 2011, based on our TSR performance relative to the applicable peer group and the S&P 500 Index.

(6)	The performance units were granted on January 4, 2010 and vest on December 31, 2012, based on our TSR performance relative to the applicable peer group and the S&P 500 Index.

(7)	The phantom units were granted pursuant to Mr. Boyce’s employment agreement vested on October 14, 2009, and will be paid out to Mr. Boyce upon termination of his employment with us.

(8)	The options were granted on January 3, 2005 and vested in three equal annual installments beginning January 3, 2006.

(9)	The options were granted on March 1, 2005 and vested in three equal annual installments beginning March 1, 2006.

(10)	The options were granted on January 3, 2006 and vested in three equal annual installments beginning January 3, 2007.

(11)	The options were granted on January 3, 2007 and vested in three equal annual installments beginning January 3, 2008.

(12)	The options were granted on January 2, 2008 and vest in three equal annual installments beginning January 2, 2009.

(13)	The options were granted on January 5, 2009 and vest in three equal annual installments beginning January 5, 2010.

(14)	The options were granted on January 4, 2010 and vest in three equal annual installments beginning January 4, 2011.

(15)	The restricted shares were granted pursuant to Mr. Ford’s employment agreement and vest in three equal installments on March 6, 2007, March 6, 2010 and March 6, 2013.

(16)	The options were granted on March 6, 2007 and vested in three equal annual installments beginning March 6, 2008.

(17)	The restricted shares were granted on January 3, 2006 and vest on January 3, 2011. A portion of the award may be eligible for accelerated vesting upon achievement of certain predetermined performance goals per the award agreement.

(18)	The restricted shares were granted on January 3, 2007 and vest on January 3, 2011.

(19)	The restricted shares were granted on January 3, 2007 and vest on January 3, 2011.

(20)	The restricted shares were granted on January 2, 2008 and vest on January 2, 2011.

(21)	The options were granted on July 14, 2008 and vest on July 14, 2012.

OPTION EXERCISES AND STOCK VESTED IN 2010

The following table sets forth detail about stock option exercises during 2010 and stock awards that vested during 2010 for each of the named executive officers. The options in this table were granted between January 2001 and January 2009. The stock awards are comprised of performance unit awards granted in 2008 and restricted stock awards granted in 2003, 2005, 2006, 2007 and 2009.

	Option Awards		Stock Awards
			Number of	Number of
	Number of		Shares Acquired	Shares Acquired
	Shares		on Vesting of	on Vesting of
	Acquired on	Value Realized	Performance	Restricted	Value Realized
	Exercise	on Exercise	Units	Shares	on Vesting
Name	(#)(1)	($)(2)	(#)(1)(3)	(#)(4)	($)(3)(5)

Gregory H. Boyce	300,010	13,374,292	49,632	164,951	13,649,592
Richard A. Navarre	230,863	8,393,420	26,838	—	1,674,147
Eric Ford	—	—	21,725	3,000	1,502,869
Michael C. Crews	9,374	189,561	10,696	11,562	1,189,911
Sharon D. Fiehler	169,995	5,807,584	11,631	—	725,522

(1)	Numbers have been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006. Any options exercised after the spin-off of Patriot Coal Corporation on October 31, 2007 have also been adjusted for the spin-off.

(2)	The value realized was calculated based on the difference between the closing market price per share of our Common Stock on the date of exercise and the applicable exercise price.

(3)	Represents the number of shares of Common Stock delivered in January 2011 in connection with the payout of the performance unit awards granted in 2008 and vested on December 31, 2010.

(4)	Represents the number of shares of Common Stock delivered in connection with restrictions lifting from restricted shares that vested during 2010.

(5)	A detailed explanation of the value realized due to the payout of performance unit awards granted in 2008 is included in the Peabody Relative Performance for Performance Period Ended December 31, 2010 and Resulting Performance Unit Awards to Named Executive Officers table.

Performance Unit Program

In January 2011, the named executive officers received payouts under the terms of performance unit awards granted in 2008 that vested on December 31, 2010 (described under “Performance Units” in the Compensation Discussion and Analysis section). The value realized is shown in the “Stock Awards” column in the above table. These payouts were consistent with our stated executive compensation philosophy to create a clear link to shareholder value and to base compensation, in part, on relative external performance. Specifically, the percentage of these performance units earned was based on our TSR over the three-year performance period beginning January 2, 2008 and ended December 31, 2010, relative to the TSR of the Coal comparator group and the S&P 500 Index, and our Return on Capital over the same period.

Over the three-year performance period, our TSR of 15.2% was the fifth highest in the Coal comparator group and was at the 62nd percentile of the S&P 500 Index. The named executive officers were instrumental in leading us through this period of record EBITDA growth and safety improvement.

The following tables set forth additional details regarding performance unit payouts earned by each of the named executive officers in 2010. The payouts to the named executive officers relate to performance units granted in 2008 and reflect our performance and stock price appreciation during the ensuing three-year performance period.

Peabody Relative Performance for Performance Period Ended December 31, 2010 and
Resulting Performance Unit Award Payouts to Named Executive Officers

The following table compares our TSR for the three-year period ended December 31, 2010 to the performance of the Coal comparator group and to the performance of the S&P 500 Index. Based on our relative performance, the named executive officers earned the following awards under the program:

				Peabody
		Peabody		Percentile
		Percentile		Ranking
		Ranking		Among
		Among	Peabody	Index			Percent of
		Coal	Ranking	Companies -	Peabody	Percent of	Award
		Comparator	Among	Total	Ranking	Award	Earned for	Total	Target	Actual	Actual
		Group - Total	Coal	Shareholder	Among	Earned for	Total	Payout	Award	Award	Award
	Performance	Shareholder	Comparator	Return	Index	ROC	Shareholder	as a % of	Units	Shares	Value
Name	Period	Return	Group	(1)	Companies(1)	Targets	Return	Target	(#)	(#)(2)	($)(3)

Gregory H. Boyce									33,652	49,632	3,096,027
Richard A. Navarre									18,197	26,838	1,674,147
Eric Ford	2008 - 2010	42.7%	5 of 8	62.3%	256 of 493	200.0%	95.1%	147.5%	14,730	21,725	1,355,179
Michael C. Crews									7,252	10,696	667,193
Sharon D. Fiehler									7,886	11,631	725,522

(1)	The index is designed to track the performance of companies included in the S&P 500.

(2)	The actual shares awarded were calculated based on the closing price per share of our Common Stock on the settlement date, January 27, 2011 ($62.38).

(3)	The value of the awards was calculated based on the average closing price per share of our Common Stock for the four-week period ended December 31, 2010 ($62.36).

PENSION BENEFITS IN 2010

Our frozen Retirement Plan for Salaried Employees, or pension plan, is a “defined benefit” plan. The pension plan provides a monthly annuity to eligible salaried employees when they retire. An employee must have at least five years of service to be vested in the pension plan. A full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55; however, a 4% reduction factor applies for each year a retiree receives a benefit prior to age 62.

We announced in February 1999 that the pension plan would be phased out beginning January 1, 2001. Certain transition benefits were introduced based on the age and service of affected employees at December 31, 2000. Each of the applicable named executive officers has had his or her pension benefits frozen. In all cases, final average earnings for retirement purposes are capped at December 31, 2000 levels.

An individual’s retirement benefit under the pension plan is equal to the sum of (1) 1.112% of the highest average monthly earnings over 60 consecutive months up to the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years, and (2) 1.5% of the average monthly earnings over 60 consecutive months over the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years. Under the plan, “earnings” include compensation earned as base salary and up to five annual incentive awards.

Listed below is the estimated present value of the current accumulated pension benefit under qualified and nonqualified plans as of December 31, 2010 for the named executive officers. The estimated present value was determined assuming the executive retires at age 62, the normal retirement age under the plan, using a discount rate of 5.84% and the RP 2000 White Collar Mortality with Mortality Improvements Projected to 2017 with Scale AA Table. Other material assumptions used in making the calculations are discussed in note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to the executives. Such amounts will be known only at the time the executives become eligible for payment.

			Present
		Number of	Value of
		Years Credited	Accumulated	Payments in
		Service	Benefit	2010
Name	Plan Name	(#)(1)	($)	($)

Gregory H. Boyce(2)	Retirement Plan for Salaried Employees	—	—	—
Richard A. Navarre(3)	Retirement Plan for Salaried Employees	7.8	256,457	—
Eric Ford(2)	Retirement Plan for Salaried Employees	—	—	—
Michael C. Crews(3)	Retirement Plan for Salaried Employees	2.3	13,327	—
Sharon D. Fiehler(3)	Retirement Plan for Salaried Employees	19.8	610,804	—

(1)	Due to the phase-out of our pension plan as described above, years of credited service are less than years of actual service. Actual years of service for the named executive officers eligible to participate in the pension plan are as follows: Mr. Navarre, 17.8; Mr. Crews, 12.3 and Ms. Fiehler, 29.8.

(2)	Messrs. Boyce and Ford are not eligible to receive benefits under our pension plan because their employment with us began after the phase-out of the plan.

(3)	Under the terms of the phase-out, Mr. Navarre’s, Mr. Crews’ and Ms. Fiehler, pension benefits were frozen as of December 31, 2000, and years of credited service, for the purpose of the pension plan, ceased to accrue.

NONQUALIFIED DEFERRED COMPENSATION IN 2010

The following table sets forth detail about activity for the named executive officers in our excess defined contribution retirement plan and certain amounts payable to Mr. Boyce and Mr. Ford under their employment agreements.

All of the named executive officers participate in the nonqualified excess defined contribution retirement plan, which is designed to allow highly compensated and management employees to make contributions in excess of limits that apply to our tax-qualified 401(k) plan. The plan is designed to restore the benefits, including matching contributions, not permitted due to the limits on the 401(k) plan. Investment options under the plan are identical to those under the 401(k) plan.

						Aggregate
		Executive	Company	Aggregate	Aggregate	Balance as of
		Contributions in	Contributions in	Earnings in	Withdrawals /	December 31,
		2010	2010	2010	Distributions	2010
Name	Plan Name	($)(1)	($)(2)	($)	($)	($)(3)

Gregory H. Boyce	Excess Defined Contribution Retirement Plan	60,568	101,715	144,736	—	1,024,848

	Employment Agreement(4)	—	—	—	—	800,000

	Deferred Compensation Account(4)	—	—	—	—	5,540,796

Richard A. Navarre	Excess Defined Contribution Retirement Plan	35,158	59,785	42,079	—	769,544

Eric Ford	Excess Defined Contribution Retirement Plan	26,773	52,523	33,753	—	310,585

	Employment Agreement(4)	—	—	—	—	800,000

Michael C. Crews	Excess Defined Contribution Retirement Plan	19,463	27,726	12,168	—	108,739

Sharon D. Fiehler	Excess Defined Contribution Retirement Plan	21,513	25,208	49,885	—	372,427

(1)	The amounts reported in this column are also included in the Summary Compensation Table, in the “Salary” column for 2010.

(2)	A portion of the amounts reported in this column are also included in the Summary Compensation Table, in the “All Other Compensation” column for 2010 and in the “Annual 401(k) Matching and Performance Contributions” column of the All Other Compensation table.

(3)	Of the totals in this column, the following amounts have been reported in the Summary Compensation Table for 2010 and for 2008-2009:

		2008-2009
	2010 Summary	Summary
	Comp table	Comp tables
Name	($)	($)	Total ($)

Gregory H. Boyce	51,915	199,725	251,640
Richard A. Navarre	30,135	118,750	148,885
Eric Ford	26,723	104,625	131,348
Michael C. Crews	12,975	38,652	51,627
Sharon D. Fiehler	12,908	50,775	63,683

(4)	The amounts reported for Messrs. Boyce and Ford are discussed under the caption “Employment Agreements” in the Compensation Discussion and Analysis section.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that would have been payable to the named executive officers in the event of termination of such executive’s employment, including certain benefits upon a change in control of us, pursuant to the terms of their employment agreements and long-term incentive agreements. The amounts shown assume a termination effective as of December 31, 2010, including a gross-up for certain taxes in the event that any payment made in connection with the change in control was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The actual amounts that would be payable can be determined only at the time of the executive’s termination. The amount of compensation payable to each executive upon retirement is not included in the table, as none of the executives was eligible for retirement (age 55, with 10 years of service) as of December 31, 2010.

Potential Payments Upon Termination or Change in Control

				Accelerated
			Other	Vesting/Earnout
	Cash	Cont’d Benefits	Cash	of Unvested Equity	Excise Tax
	Severance	& Perquisites	Payment	Compensation(1)	Gross-Up(2)	TOTAL

Gregory H. Boyce

“For Cause” Termination	$0	$0	$0	$0	n/a	$0

Voluntary Termination(3)	0	0	0	0	n/a	0

Retirement(4)	0	0	2,359,306	8,292,162	n/a	10,651,468

Death or Disability(5)	0	0	2,359,306	21,918,292	n/a	24,277,598

Involuntary Termination “Without Cause” or “For Good Reason”(6)	8,740,721	60,754	2,359,306	8,292,162	n/a	19,452,943

Involuntary Termination Related to a Change in Control	8,740,721	60,754	2,359,306	14,535,534	0	25,696,315

Richard A. Navarre

“For Cause” Termination or Voluntary Termination(3)	$0	$0	$76,923	$0	n/a	$76,923

Death or Disability(5)	0	0	1,287,706	8,923,583	n/a	10,211,289

Involuntary Termination “Without Cause” or “For Good Reason”(6)	3,666,020	42,951	1,287,706	3,394,017	n/a	8,390,694

Involuntary Termination Related to a Change in Control	3,666,020	42,951	1,287,706	5,954,052	0	10,950,729

Eric Ford

“For Cause” Termination or Voluntary Termination(3)	$0	$0	$0	$0	n/a	$0

Death or Disability(5)	0	0	966,248	7,692,458	n/a	8,658,706

Involuntary Termination “Without Cause” or “For Good Reason”(6)	3,099,867	42,848	966,248	3,044,919	n/a	7,153,882

Involuntary Termination Related to a Change in Control	3,099,867	42,848	966,248	5,196,340	2,258,254	11,563,557

Michael C. Crews

“For Cause” Termination or Voluntary Termination(3)	$0	$0	$0	$0	n/a	$0

Death or Disability(5)	0	0	608,818	4,379,367	n/a	4,988,185

Involuntary Termination “Without Cause” or “For Good Reason”(6)	1,701,033	41,370	608,818	1,267,988	n/a	3,619,209

Involuntary Termination Related to a Change in Control	1,701,033	41,370	608,818	3,174,897	1,343,325	6,869,443

Sharon D. Fiehler

“For Cause” Termination or Voluntary Termination(3)	$0	$0	$62,769	$0	n/a	$62,769

Death or Disability(5)	0	0	660,353	4,000,320	n/a	4,660,673

Involuntary Termination “Without Cause” or “For Good Reason”(6)	2,011,184	28,656	660,353	1,521,590	n/a	4,221,783

Involuntary Termination Related to a Change in Control	2,011,184	28,656	660,353	2,669,048	0	5,369,241

(1)	Reflects the value the named executive officer could realize as a result of the accelerated vesting of any unvested stock option awards, based on the spread between the applicable option exercise price and stock price on the last business day of 2010, $63.98. The value realized is not and would not be our liability.

(2)	Includes excise tax, plus the effect of 35% federal income taxes, 6% state income taxes, and 1.45% FICA-HI taxes on the excise tax.

(3)	For all named executive officers the compensation payable would include accrued but unused vacation. “For Cause” means, for all named executive officers except Mr. Boyce, (1) any material and uncorrected breach by the executive of the terms of his or her employment agreement, including but not limited to engaging in disclosure of secret or confidential information; (2) any willful fraud or dishonesty of the executive involving our property or business; (3) a deliberate or willful refusal or failure to comply with any major corporate policies which are communicated in writing; or (4) the executive’s conviction of, or plea of no contest to any felony if such conviction shall result in imprisonment or, in the case of Mr. Crews, has a material detrimental effect on our reputation or business. Under Mr. Boyce’s employment agreement, “For Cause” means items (1) through (3) in the foregoing sentence, or (4) his conviction of, or plea of no contest to, any felony if such conviction results in his imprisonment and the act(s) resulting in such conviction and imprisonment would be reasonably expected to result in conviction under U.S., U.K., or Australian law and such conviction is not based solely or primarily on a finding of vicarious liability.

(4)	Mr. Boyce’s compensation payable in the event of retirement would include (a) accrued but unused vacation, (b) earned but unpaid annual incentive for year of termination, and (c) prorated payout of outstanding performance units based on performance to the date of termination.

(5)	For all named executive officers compensation payable upon death or disability would include (a) accrued but unused vacation, (b) earned but unpaid annual incentive for year of termination, (c) 100% payout of outstanding performance units based on actual performance to the date of termination, and (d) the value an executive could realize as a result of the accelerated vesting of any unvested stock option awards, per the terms of the executive’s stock option grant agreement. For 2010, the earned but unpaid annual incentive was equal to 100% of the sum of the non-equity incentive plan and bonus compensation, as shown in the Summary Compensation Table, and payout of performance units reflects the values for the 2009 and 2010 performance units based on actual performance as of December 31, 2010. Amounts do not include life insurance payments in the case of death.

(6)	For all named executive officers except Mr. Boyce, the compensation payable would include (a) severance payments of two times base salary, (b) a payment equal to two times the average of the actual annual incentives paid in the three prior years, (c) a payment equal to two times 6% of base salary to compensate for Company contributions the executive otherwise might have received under our retirement plan, (d) earned but unpaid annual incentive for year of termination, (e) continuation of benefits for two years and (f) prorated payout of outstanding performance units based on performance to the date of termination. Mr. Boyce’s compensation payable would include (a) severance payments of 2.8 times base salary, (b) a payment equal to 2.8 times the average of the actual annual incentives paid in the three prior years, (c) a payment equal to 2.8 times 6% of base salary to compensate for Company contributions he otherwise might have received under our retirement plan, (d) earned but unpaid annual incentive for year of termination, (e) continuation of benefits for 2.8 years, and (f) prorated payout of outstanding performance units based on performance at the end of the performance period.

DIRECTOR COMPENSATION

Compensation of non-employee directors for 2010 was comprised of cash compensation, consisting of annual board and committee retainers and equity compensation. Each of these components is described below in more detail.

Any director who is also our employee receives no additional compensation for serving as a director.

Annual Board and Committee Retainers

In 2010, non-employee directors received an annual cash retainer of $85,000. Non-employee directors who served on more than one committee received an additional annual $10,000 cash retainer.

The Audit Committee Chairperson received an additional annual $15,000 cash retainer, and the other Audit Committee members received additional annual $5,000 cash retainers. The Chairperson of the Compensation Committee receives an additional annual $15,000 cash retainer, and the Chairpersons of the Health, Safety and Environmental Committee and the Nominating and Corporate Governance Committee each received an additional annual $10,000 cash retainer.

We pay travel and accommodation expenses of our non-employee directors to attend meetings and other corporate functions. Non-employee directors do not receive meeting attendance fees. Non-employee directors may be accompanied by a spouse/partner when traveling on Company business on our corporate aircraft.

Annual Equity Compensation

Non-employee directors received annual equity compensation valued at $90,000 in 2010, awarded in deferred stock units (based on the fair market value of our Common Stock on the date of grant). The deferred stock units vest on the first anniversary of the date of grant and are converted into shares of our Common Stock on the specified distribution date elected by each non-employee director. In the event of a change in control of the Company (as defined in our Long-Term Equity Incentive Plan), any unvested deferred stock units will vest on an accelerated basis. The deferred stock units also provide for accelerated vesting in the event of death or disability or separation from service due to the non-employee director reaching the end of his or her elected term and either (a) being ineligible to run for an additional term on the Board as a result of reaching age seventy-five (75) or (b) having completed three years of service as a non-employee director and the current Board term for which he or she was elected.

The total 2010 compensation of our non-employee directors is shown in the following table.

Non-Employee Director Compensation for 2010

	Fees Earned	Stock	Option	All Other
	or Paid in	Awards	Awards	Compensation
Name	Cash ($)	($)(1)(2)	($)(1)(3)	($)(4)	Total ($)

William A. Coley*	110,000	90,000	—	—	200,000
William E. James	95,000	90,000	—	—	185,000
Robert B. Karn III	100,000	90,000	—	44	190,044
M. Frances Keeth	100,000	90,000	—	—	190,000
Henry E. Lentz	95,000	90,000	—	—	185,000
Robert A. Malone*	102,500	90,000	—	552	193,052
William C. Rusnack*	110,000	90,000	—	—	200,000
John F. Turner	95,000	90,000	—	126	185,126
Sandra Van Trease	100,000	90,000	—	—	190,000
Alan H. Washkowitz*	110,000	90,000	—	—	200,000

*	Committee Chair

(1)	Amounts in the Stock Awards and Option Awards columns represent the grant date fair value of awards granted in 2010 as computed in accordance with FASB ASC Topic 718. A discussion of the relevant fair value assumptions is set forth in note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. We caution that the amount ultimately realized from the deferred stock units will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of sales.

(2)	As of December 31, 2010, the aggregate number of unvested deferred stock units for each non-employee director was as follows: Mr. Coley, 6,668; Mr. James, 5,233; Mr. Karn, 5,233; Mrs. Keeth, 6,285; Mr. Lentz, 6,668; Mr. Malone, 3,242; Mr. Rusnack, 5,233; Mr. Turner, 5,233; Ms. Van Trease, 6,668; and Mr. Washkowitz, 6,668.

(3)	As of December 31, 2010, the aggregate number of stock options outstanding for each non-employee director was as follows: Mr. Coley, 7,521; Mr. James, 12,046; Mr. Karn, 12,046; Mrs. Keeth, 0; Mr. Lentz, 7,521; Mr. Malone, 0; Mr. Rusnack, 19,641; Mr. Turner, 7,413; Ms. Van Trease, 7,521; and Mr. Washkowitz, 16,377.

(4)	Amounts represent trips where a spouse accompanied the non-employee director on our corporate aircraft for Company business purposes. Represents the aggregate incremental cost to us of use of our corporate aircraft as determined on a per flight basis, including the cost of fuel, landing fees, the cost of in-flight meals, sales tax, crew expenses, the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred.

Under our share ownership requirements for directors, beginning in 2011 each non-employee director is required to acquire and retain Common Stock having a value equal to at least five times his or her annual cash retainer. Until the specified ownership level is achieved non-employee directors are required to retain the net after-tax profit shares from restricted stock vesting, deferred stock unit vesting or stock option exercises. Once non-employee directors own shares at the required level they may sell shares in excess of the required level, outside of blackout periods or other such restrictions applying to directors and executive officers.

The following table summarizes the ownership of our Common Stock as of December 31, 2010 by each of our current non-employee directors.

	Ownership
	Requirements,		Ownership Relative to
	Relative to Annual		Annual Retainer
	Retainer		December 31, 2010
Name(1)	(2)(3)		(2)

William A. Coley	5	x	9.9	x
William E. James	5	x	17.6	x
Robert B. Karn III	5	x	15.5	x
M. Frances Keeth(4)	5	x	4.7	x
Henry E. Lentz	5	x	9.6	x
Robert A. Malone(4)	5	x	2.4	x
William C. Rusnack	5	x	12.2	x
John F. Turner	5	x	7.6	x
Sandra Van Trease	5	x	18.0	x
Alan H. Washkowitz	5	x	9.6	x

(1)	Mr. Boyce’s stock ownership is shown in the table for the named executive officers.

(2)	Includes deferred stock units. Value is calculated based on the closing market price per share of our Common Stock on the last trading day of 2010, $63.98. The base annual cash retainer for the non-employee directors in 2010 was $85,000.

(3)	Ownership requirements changed from 3X to 5X on January 1, 2011.

(4)	Mrs. Keeth joined the Board in March 2009 and Mr. Malone joined the Board in July 2009.

Non-Employee Director Compensation Changes for 2011

Beginning in 2011, non-employee directors will receive annual equity compensation valued at $120,000, awarded in deferred stock units (based on the fair market value of our Common Stock on the date of grant). The deferred stock units vest ratably on a monthly basis over the 12-month period beginning on the date of grant and are converted into shares of our Common Stock on the specified distribution date elected by each non-employee director. In the event of a change in control of the Company (as defined in our Long-Term Equity Incentive Plan), any unvested deferred stock units will vest on an accelerated basis. The deferred stock units also provide for accelerated vesting in the event of death or disability or separation from service due to the non-employee director reaching the end of his or her elected term and either (a) being ineligible to run for an additional term on the Board as a result of reaching age seventy-five (75) or (b) having completed three years of service as a non-employee director and the current Board term for which he or she was elected.

Beginning in 2011, non-employee directors have the opportunity to elect to receive their total annual cash retainer in the form of additional deferred stock units (based on the fair market value of our Common Stock on the date of grant). The additional grant of deferred stock units is subject to the same grant timing, vesting and distribution date elections as the annual equity compensation grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2010.

Number of Securities
	Number of Securities				Remaining Available for
	to be Issued		Weighted-Average		Future Issuance Under
	Upon Exercise of		Exercise Price of		Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	1,437,039	(1)	$27.61	(2)	13,541,829	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	1,437,039		$27.61		13,541,829

(1)	Includes 38,331 shares issuable pursuant to outstanding deferred stock units and 159,553 shares issuable pursuant to outstanding performance units.

(2)	The weighted average exercise price shown in the table does not take into account outstanding deferred stock units or performance units.

(3)	Includes 2,310,734 shares available for issuance under our U.S. Employee Stock Purchase Plan and 976,083 shares available for issuance under our Australia Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Coley, James, Karn and Malone and Mrs. Keeth currently serve on the Compensation Committee. None of these committee members is employed by us. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

POLICY FOR APPROVAL OF RELATED PERSON TRANSACTIONS

Pursuant to a written policy adopted by the Board of Directors, the Nominating and Corporate Governance Committee is responsible for reviewing and approving all transactions between us and certain “related persons,” such as our executive officers, directors and owners of more than 5% of our voting securities. In reviewing a transaction, the Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests and the best interests of our shareholders are permitted to be approved. No member of the Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” then “Corporate Governance,” and then “Board of Directors Committee Charters” and is available in print to any shareholder who requests it. Information on our website is not considered part of this Proxy Statement.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(ITEM 2)

The Board of Directors has, upon the recommendation of the Audit Committee, appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, subject to ratification by our shareholders. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if our shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by shareholders. For additional information regarding our relationship with Ernst & Young LLP, please refer to “Report of the Audit Committee” and “Fees Paid to Independent Registered Public Accounting Firm” on pages 16 and 17.

The Board of Directors recommends that you vote “For” Item 2, which ratifies the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(ITEM 3)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote, on an advisory (nonbinding) basis, for the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” the objectives of our executive compensation program are to attract, retain and motivate key executives to enhance long-term profitability and create shareholder value. The program is designed with a focus on safety, financial and operating performance while also recognizing the individual and team performance of each named executive officer in achieving our business objectives. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the 2010 compensation of our named executive officers.

During 2010, the Compensation Committee, in consultation with its independent compensation consultant, undertook a full review of our compensation program for our named executive officers and other company officers and concluded that the current compensation opportunities are competitive with peer groups and that the performance-based program is effective in driving results and delivering returns to shareholders. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory and therefore not binding on us, the Board of Directors or the Compensation Committee. The Board and the Compensation Committee value the opinions of our shareholders and will consider their concerns, if any, and evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that you vote “FOR” Item 3, the approval, on a nonbinding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION
(Item 4)

The Dodd-Frank Act also enables our shareholders to recommend how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Item 3 included on page 55 of this Proxy Statement. By voting on this Item 4, shareholders may recommend whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.

After careful consideration, the Board of Directors recommends that future advisory votes on executive compensation occur every two years (biennially). We believe that this frequency is appropriate for a number of reasons, including:

•	Our compensation program does not change significantly from year to year;

•	Our compensation program does not contain any significant risks that might be of concern to our shareholders;

•	A biennial advisory vote is consistent with long-term compensation objectives; and

•	A biennial advisory vote reflects the appropriate time frame for us to evaluate the results of the most recent advisory vote on executive compensation, discuss the implications of that vote with shareholders to the extent necessary, develop and implement any adjustments to our executive compensation programs that may be appropriate in light of that vote, and permit shareholders to see and evaluate such adjustments in context.

The Board is aware of and took into account views that some have expressed in support of conducting an annual advisory vote on executive compensation. We are aware that some shareholders believe that annual advisory votes will enhance or reinforce accountability. However, we have in the past been, and will in the future continue to be, proactively engaged with our shareholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our shareholders to communicate with us regarding their views on our executive compensation programs. In addition, because our executive compensation programs have typically not changed materially from year-to-year and are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on executive compensation every two years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

This advisory vote on the frequency of future advisory votes on executive compensation is nonbinding. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. Although nonbinding, the Board will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The Board of Directors recommends that you vote “FOR” the option of once every two years as the frequency with which shareholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

APPROVAL OF OUR 2011 LONG-TERM EQUITY INCENTIVE PLAN
(ITEM 5)

We currently have three equity incentive plans from which we can make equity-based compensation awards to our officers, key employees and non-employee directors. Two of these plans will expire on May 22, 2011.

			Approximate Number
			of Shares Available
			for Grant (as of
Plan	Expiration Date	Eligible Participants	March 1, 2011)
2001 Long-Term Equity Incentive Plan	May 22, 2011	Officers, Key Employees, and Certain Non-Employees	500,000

Equity Incentive Plan for Non-Employee Directors	May 22, 2011	Non-Employee Directors	500,000

2004 Long-Term Equity Incentive Plan	January 26, 2014	Officers and Key Employees	8.5 million

The 2004 Long-Term Equity Incentive Plan (the “2004 Plan”) does not provide for awards to non-employee directors. In addition, it contains significant limits on the number of restricted stock and performance unit awards that can be made, which are inconsistent with our current equity grant practices. In view of these limitations, the Board of Directors desires to replace the 2004 Plan and the two expiring plans with a new 2011 Long-Term Equity Incentive Plan (the “Plan”) that provides greater flexibility in terms of eligible participants and awards and accommodates our anticipated growth. The Board believes that the Plan will enhance our ability to attract, retain and motivate officers, key employees and non-employee directors in a manner aligned with the interests of our shareholders.

If the Plan is approved by shareholders, we will amend the 2004 Plan to provide that no further awards may be made under that plan on or after the date of such shareholder approval. The 2001 Long-Term Equity Incentive Plan and the Equity Incentive Plan for Non-Employee Directors will expire in accordance with their terms on May 22, 2011.

Summary of the Plan

The main features of the Plan are described below. The following summary is qualified by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement.

Administration

The Plan will be administered by the Board or the Compensation Committee of the Board, as the Board determines (the “Administrator”). The Administrator will have sole discretion over determining persons eligible to participate in the Plan and the terms of awards issued under the Plan. Subject to the provisions of the Plan, the Administrator will have the exclusive authority to interpret and administer the Plan, to establish rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all other actions in connection with the Plan and benefits granted under the Plan as the Administrator may deem necessary or advisable.

Shares Reserved Under the Plan

Subject to adjustments for changes in capital stock, an aggregate number of 14,000,000 shares of Common Stock will be reserved for issuance under the Plan, although only a maximum of 500,000 shares of Common Stock (or units) underlying awards may be granted to any individual in any one calendar year. Shares of Common Stock underlying expired, canceled or forfeited awards shall be added back into the number of shares available for issuance under the Plan (“Plan Maximum”). When the delivery of shares of Common Stock to us is used by a participant to pay for the exercise price of stock options, the Plan Maximum will be reduced by the net (rather than the gross) number of shares of Common Stock issued pursuant to such exercise. In the event of a stock dividend, stock split, recapitalization, combination or exchange of shares, sale of all or substantially all of our assets, reorganization, rights offering, partial or complete liquidation or other event having an effect similar to any of the foregoing, the Administrator may make appropriate substitutions or adjustments to the (1) number and kind of shares that may be delivered under the Plan; (2) additional maximums imposed in the Plan; (3) number and kind of shares subject to outstanding awards; (4) exercise price of outstanding stock options and SARs; or (5) other terms of awards as it deems appropriate to equitably reflect such event.

Participants

The persons eligible to participate in the Plan are our directors, officers and key employees and the officers and key employees of any of our subsidiaries. The approximate number of eligible participants was 325 as of March 1, 2011. The Administrator shall consider the factors it deems pertinent in selecting participants and in determining the type and amount of their respective awards.

Types of Awards

The Plan is a flexible plan that provides the Administrator broad discretion to fashion the terms of awards to provide eligible recipients with such stock-based and performance-related incentives as the Administrator deems appropriate. The Plan permits the issuance of awards in a variety of forms, including (1) stock appreciation rights (“SARs”); (2) restricted stock; (3) incentive stock options; (4) nonqualified stock options; (5) stock units; and (6) performance awards.

Stock Appreciation Rights

An SAR is a right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to the terms and conditions set forth in an SAR agreement. With respect to any SAR grant, the Administrator may not establish a period of restriction or vesting period of less than two years following the date such SAR is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event (each as defined in the Plan).

An SAR may be exercised (i) in lieu of the exercise of an option, (ii) in conjunction with the exercise of an option, (iii) upon lapse of an option, (iv) independently of an option, or (v) in connection with a previously awarded option under the Plan. The Administrator shall establish, at the time of grant, a maximum amount payable upon exercise of an SAR along with other conditions on the exercise of an SAR. An SAR will be exercisable not later than 10 years after the date it is granted and will expire in accordance with the terms established by the Administrator. In addition, no SAR may be granted under the Plan that has an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of grant.

Restricted Stock

Shares of Common Stock may be issued or transferred under the Plan at a purchase price less than fair market value on the date of issuance or transfer, or as a bonus subject to the terms of a restricted stock agreement (“Restricted Stock”). For Restricted Stock issued or transferred under the Plan, the Administrator will determine the purchase price, if any, the restricted period, the restrictions themselves (including, without limitation, restrictions on sale or disposition, reacquisition rights of the Company, forfeiture or vesting requirements) and how the Restricted Stock is to be delivered. Unless otherwise provided by the Administrator, the participant shall be entitled to the dividends paid with respect to the Restricted Stock during the restricted period. The participant shall also be entitled to vote the Restricted Stock during the restricted period.

Incentive Stock Options

Incentive stock options (“ISOs”) meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise period for any ISO granted under the Plan will be determined by the Administrator, provided that no ISO may be exercisable more than 10 years after the date such ISO is granted or five years from the date of grant in the case of an ISO granted to a 10% or more shareholder of the Company. The exercise price for ISOs granted under the Plan will be determined by the Administrator, provided that the option price per share may not be less than the fair market value per share on the date the ISO is granted. For an option intended to qualify as an ISO that is to be granted to a party that is a 10% or more shareholder of the Company, the exercise price per share may not be less than 110% of the fair market value per share of the Common Stock on the grant date. The exercise price of an ISO may be paid in cash or, in the Administrator’s discretion, (i) by delivering Common Stock already owned by the participant for a period of six months prior to such payment, (ii) unless prohibited by law, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option or (iii) by a combination of any of the foregoing (subject to restrictions provided in the option agreement).

Nonqualified Stock Options

Nonqualified stock options (“NQSOs”) are stock options to purchase Common Stock that do not qualify as ISOs. NQSOs are issued at exercise prices determined by the Administrator and are subject to the terms of an option agreement, provided that the exercise price of a NQSO must not be less than 100% of the fair market value of the underlying shares of Common Stock on the date the NQSO is granted. Like ISOs, the exercise price for NQSOs may be paid in cash or, in the Administrator’s discretion, (i) by delivering Common Stock already owned by the participant for a period of six months prior to such payment, (ii) unless prohibited by law, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option or (iii) by a combination of any of the foregoing (subject to restrictions provided in the option agreement).

Stock Units

Stock Units represent the right to receive shares of Common Stock from us at a designated time in the future, subject to terms and conditions as may be set forth in a stock unit agreement. The recipient generally does not attain the rights of a shareholder until receipt of the shares. The Administrator may provide for payments in cash, or adjustment in the number of stock units, equivalent to the dividends the recipient would have received if the recipient had been the owner of shares of Common Stock instead of the stock units.

Performance Awards

The Administrator is authorized to condition any type of award or cash payment on our performance utilizing business criteria or other measures of our performance it deems appropriate.

With respect to Performance Awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Administrator may utilize one or more of the following business criteria for us in establishing the performance goals for such Performance Award: (1) total shareholder return; (2) total shareholder return as compared to total return (on a comparable basis) of a publicly-available index or peer group; (3) net income; (4) pre-tax earnings; (5) earnings before interest expense, taxes, depreciation and amortization (EBITDA); (6) pre-tax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income; (13) earnings per share; (14) working capital; (15) total revenues; and (16) value creation measures.

Merger, Consolidation, Acquisition or Reorganization

The Board, on the terms and conditions as it may deem appropriate, may authorize the issuance of awards or the assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization.

Nontransferability

Awards granted under the Plan may not be transferred other than by will or the laws of descent and distribution, except that NQSOs may be transferred, without consideration, to a Permitted Transferee (as defined in the Plan).

Duration

Unless the Plan is discontinued earlier by the Board, no award shall be granted on or after March 16, 2021.

Amendments; Prohibitions

Unless shareholder approval is required by law, agreement or any applicable listing standards, the Board may amend, alter or discontinue the Plan, other than any amendment, alteration or discontinuation that would impair the rights of a recipient of an award under the Plan, without the recipient’s consent (except an amendment made to avoid an expense charge to us or to permit us to take a deduction in compliance with the Code). In addition, neither the Board nor the Administrator will be permitted to (i) amend an option to reduce its exercise price, (ii) cancel an option and regrant an option with a lower exercise price than the original exercise price of the cancelled option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an option.

U.S. Federal Income Tax Consequences

The following summary of some of the U.S. Federal income tax consequences of awards made under the Plan is based on the laws in effect as of the date of this Proxy Statement. It is general in nature and does not account for numerous circumstances that that may apply to a particular participant in the Plan. In addition, the state or local income tax consequences of a Plan award might be different than the Federal income tax consequences described below.

Stock Appreciation Rights

Participant

Generally, a participant receiving a stock appreciation right does not realize any taxable income for Federal income tax purposes at the time of grant. Upon the exercise of a stock appreciation right, the participant will generally recognize ordinary income in an amount equal to the amount of cash or the fair market value of the Common Stock distributed to the participant. The participant will have a capital gain (or loss) upon a subsequent sale of shares of common stock received in an amount equal to the sale price reduced by the fair market value of the shares of common stock on the date the stock appreciation right was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the stock appreciation right is exercised.

The Company

We generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of stock appreciation rights.

Stock Awards

Participant

Generally, a participant receiving a stock award will recognize taxable income at the time of grant of a stock award of unrestricted shares. The taxable income will be equal to the excess of the fair market value of the unrestricted shares on the grant date over any amount the participant pays for the unrestricted shares. Generally, a participant will not recognize taxable income at the time of grant of a stock award of restricted shares. However, a participant may make an election under section 83(b) of the Code (“Section 83(b)”) to be taxed at the time of the stock award. If a participant does not elect under Section 83(b) to recognize income at the time of the stock award, the participant will recognize taxable income at the time of vesting. The taxable income will be equal to the excess of the fair market value of the restricted shares at the time the shares vest over any amount the participant paid for the restricted shares. A participant may elect under Section 83(b) to include as ordinary income in the year of the stock award an amount equal to the excess of the fair market value of the shares on the transfer date over any purchase price paid for the shares. The fair market value of the shares will be determined as if the shares were not subject to forfeiture. If a participant makes the Section 83(b) election, the participant will not recognize any additional income when the shares vest. Any appreciation in the value of the restricted shares after the award is not taxed as compensation, but instead as a capital gain when the restricted shares are sold or transferred. If the participant makes a Section 83(b) election and the restricted shares are later forfeited, the participant is not entitled to a tax deduction or a refund of the tax already paid. The Section 83(b) election must be filed with the IRS within 30 days following the date the shares are awarded to a participant. The 83(b) election generally is not revocable and cannot be made after the 30-day period has expired. Dividends received on restricted shares subject to a Section 83(b) election are taxed as dividends instead of compensation.

The Company

We generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with a stock award. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Incentive Stock Options

Participant

Generally, a participant will not realize any taxable income for Federal income tax purposes at the time an ISO is granted. Upon exercise of the ISO, the participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), unless the participant has left our employ more than three months before exercising the option. If the participant transfers shares of Common Stock received upon the exercise of an incentive stock option within a period of two years from the date of grant of such incentive stock option or one year from the date of receipt of the shares of common stock (the “Holding Period”), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value on the date of exercise over the exercise price. However, if the sale price is less than the fair market value of such shares on the date of exercise, the ordinary income will not be more than the difference between the sale price and the exercise price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such common stock exceeds (or is less than) the participant’s tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any. If the participant transfers the shares of common stock after the expiration of the Holding Period, he or she will recognize capital gain (or loss) equal to the difference between the sale price and the exercise price.

If a participant who exercises an incentive stock option pays the option exercise price by tendering shares of Common Stock, such participant will generally incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), provided any Holding Period requirement for the tendered shares is met. If the tendered stock was subject to the Holding Period requirement when tendered (i.e., had not been held for the entire Holding Period), payment of the exercise price with such stock constitutes a disqualifying disposition. If the participant pays the exercise price by tendering Common Stock and the participant receives back a larger number of shares, the participant’s basis in the number of shares of newly acquired stock equal to the number of shares delivered as payment of the exercise price will have a tax basis equal to that of the shares originally tendered, increased, if applicable, by an amount included in the participant’s gross income as compensation. The additional newly acquired shares upon exercise of the option will have a tax basis of zero. All stock acquired upon exercise will be subject to the Holding Period requirement, including the number of shares equal to the number tendered to pay the exercise price. Any disqualifying disposition will be deemed to be a disposition of stock with the lowest basis.

The Company

We will not be entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of common stock acquired upon exercise of an incentive stock option, provided that the participant holds the shares received upon the exercise of such option for the Holding Period. If the participant transfers the common stock acquired upon the exercise of an incentive stock option prior to the end of the Holding Period, we will generally be entitled to a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such participant as a result of such transfer.

Nonqualified Stock Options

Participant

Generally, a participant receiving a nonqualified stock option does not realize any taxable income for federal income tax purposes at the time of grant. Upon exercise of such option, the excess of the fair market value of the shares of common stock subject to the nonqualified stock option on the date of exercise over the exercise price will generally be taxable to the participant as ordinary income. The participant will have a capital gain (or loss) upon the subsequent sale of the shares of common stock received upon exercise of the option in an amount equal to the sale price reduced by the fair market value of the shares of common stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commence on the date the nonqualified stock option is exercised.

If the participant who exercises a nonqualified stock option pays the exercise price by tendering shares of Common Stock and receives back a larger number of shares, the participant will realize taxable income in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the Common Stock, the number of shares equal to the number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly-acquired shares obtained upon exercise of the nonqualified stock option will have a tax basis equal to the fair market value of such shares on the date of exercise.

The Company

We generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of a nonqualified stock option.

Other Awards

Participant

With respect to awards granted under the Plan that result in the payment or issuance of cash or shares of Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. With respect to awards involving the issuance of shares of Common Stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may make a Section 83(b) election and be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days after the receipt of the shares or other property.

The Company

We generally will be entitled to a deduction in an amount equal to the ordinary income received by the participant. The deduction will generally be allowed for the taxable year in which the participant recognizes such ordinary income.

Section 162(m)

Section 162(m) of the Code provides that any compensation paid to a “covered employee” within the meaning of Section 162(m) which is in excess of $1,000,000 cannot be deducted by us for Federal income tax purposes unless, in general, (1) such compensation constitutes “qualified performance-based compensation” satisfying the requirements of Section 162(m) and (2) the plan or agreement providing for such performance-based compensation has been approved by shareholders.

Parachute Payments

If any payments or rights accruing to a participant upon a change in control of the Company, or any payments awarded under the Plan, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments accruing and the other income of the participant of the Company, the participant may be subject to a 20% excise tax (in addition to ordinary income tax) and we may be disallowed a deduction for the amount of the actual payment.

Section 409A

Section 409A of the Code generally establishes rules that must be followed with respect to certain deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code. The Plan is intended to be interpreted and operated in accordance with Section 409A of the Code, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the Plan participants under Section 409A of the Code. Under the terms of the Plan, the Administrator may amend the Plan and outstanding awards to preserve the intended benefits of awards granted under the Plan and to avoid the imposition of an additional tax under Section 409A of the Code. However, we make no guarantees to any participant with respect to the tax treatment of awards granted under the Plan, including, without limitation, with respect to potential taxation under Section 409A of the Code.

Tax Treatment of Awards to Participants Outside the United States

The grant and exercise of options and awards under the Plan to participants outside the United States may be taxed on a different basis.

Plan Benefits

It is not presently possible to determine the dollar value of awards that may be made, or the individuals that may be selected for such awards, in the future under the Plan.

Vote Required

Approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required to approve the Plan.

The Board of Directors recommends that you vote “For” Item 5, to approve the 2011 Long-Term Equity Incentive Plan.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

If you wish to submit a proposal for inclusion in next year’s proxy statement and proxy, we must receive the proposal on or before November 21, 2011, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted in writing to: Corporate Secretary, Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101.

Under our by-laws, if you wish to nominate a director or bring other business before the shareholders at the 2012 Annual Meeting without having your proposal included in next year’s proxy statement:

•	You must notify the Corporate Secretary in writing at our principal executive offices between January 4, 2012 and February 3, 2012; however, if we advance the date of the meeting by more than 20 days or delay the date by more than 70 days, from May 3, 2012, then such notice must be received not earlier than 120 days before the date of the annual meeting and not later than the close of business on the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

•	Your notice must contain the specific information required by our by-laws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters.

You can obtain a copy of our by-laws without charge by writing to the Corporate Secretary at the address shown above or by accessing our website (www.peabodyenergy.com) and clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement by sending a written request to the Corporate Secretary at 701 Market Street, St. Louis, Missouri 63101 or by telephoning (314) 342-3400.

Additional Filings

Our Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed at our website (www.peabodyenergy.com)

by clicking on “Investors,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee on page 16 and the Report of the Compensation Committee on page 39 shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Costs of Solicitation

We are paying the cost of preparing, printing and mailing these proxy materials. We have engaged Phoenix Advisory Partners to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $10,500 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by our regular employees without additional compensation as well as by employees of Phoenix Advisory Partners. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

OTHER BUSINESS

The Board of Directors is not aware of any matters requiring shareholder action to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting. Should other matters be properly introduced at the Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

We will provide to any shareholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2010 as filed with the Securities and Exchange Commission. Any such request should be directed to Peabody Energy Corporation, Investor Relations, 701 Market Street, St. Louis, Missouri 63101-1826; telephone (314) 342-3400.

By Order of the Board of Directors,

Alexander C. Schoch
Executive Vice President Law, Chief Legal
Officer and Secretary

Appendix A

PEABODY ENERGY CORPORATION
2011 LONG-TERM EQUITY INCENTIVE PLAN

1. Establishment and Purpose. The purpose of the Peabody Energy Corporation 2011 Long-Term Equity Incentive Plan (the “Plan”) is to encourage directors, officers and key employees of Peabody Energy Corporation (the “Corporation”) and such subsidiaries of the Corporation as the Administrator designates, to acquire shares of common stock, $0.01 par value, of the Corporation (“Common Stock”) or to receive monetary payments based on the value of such Common Stock or based upon achieving certain goals on a basis mutually advantageous to such individuals and the Corporation and thus provide an incentive for such individuals to contribute to the success of the Corporation and align their interests with the interests of the shareholders of the Corporation.

2. Administration. The Plan shall be administered by the Board of Directors of the Corporation (“Board”) or the Compensation Committee of the Board as determined by the Board (the “Administrator”). To the extent required by law, insofar as the Administrator is responsible for granting Awards (as defined in Section 5 hereof) to Participants (as defined in Section 4 hereof) hereunder, it shall consist solely of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The authority to select persons eligible to participate in the Plan, to grant Awards in accordance with Section 5 of the Plan, and to establish the timing, amount and other terms and conditions of such Awards (which need not be uniform with respect to the various Participants or with respect to different Awards to the same Participant), shall be exercised by the Administrator in its sole discretion. An Award under the Plan shall be evidenced by an Award agreement that shall set forth the terms and conditions applicable to that Award. In the event of any inconsistency between the terms of such an Award agreement and terms of the Plan, the terms of the Plan shall prevail.

Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan to the extent permitted by law, and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of Delaware (other than its law respecting choice of law). Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

For purposes of the Plan, “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one share of Common Stock on such date as reported on the New York Stock Exchange or, if the foregoing does not apply, on such other stock exchange on which the Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a share of Common Stock was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a share of Common Stock as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of subsection (b), the determination of such fair market value by the Board will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation

Section 1.409-1(b)(iv)(B)(2) or (y) include, as applicable, the value of tangible and intangible assets of the Corporation, the present value of future cash flows of the Corporation, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Corporation, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arms’ length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Corporation, its stockholders or its creditors.

3. Shares Reserved Under the Plan. Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) an aggregate number of Fourteen Million (14,000,000) shares of Common Stock shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be authorized but unissued shares or shares re-acquired by the Corporation, including shares purchased in the open market or in private transactions. Notwithstanding anything herein to the contrary, the aggregate number of shares of Common Stock available for issuance under the Plan may only be increased by the Board, subject to the approval of the Corporation’s shareholders, in accordance with Section 16 hereof.

As used in this Section, the term “Plan Maximum” shall refer to the number of shares of Common Stock that are available for issuance pursuant to the Plan. Stock underlying outstanding Awards will reduce the Plan Maximum. Shares of Common Stock underlying expired, canceled or forfeited Awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares of Common Stock issued pursuant to such exercise. If the Administrator approves the payment of cash to an optionee equal to the difference between the Fair Market Value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award or stock unit is paid in cash in lieu of shares of Common Stock, the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. When a stock appreciation right is exercised and paid in shares of Common Stock, the Plan Maximum shall be reduced by the net number of shares of Common Stock issued pursuant to such exercise (rather than the gross number of shares of Common Stock underlying such Award). Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Corporation as part of an exchange or a restructuring of Awards granted pursuant to the Plan or to the extent the Administrator approves of the withholding of a portion of such shares to satisfy tax withholding requirements.

Notwithstanding the above, the maximum number of shares of Common Stock or stock-based units subject to any Awards that may be granted under the Plan in any calendar year to any individual shall not exceed Five Hundred Thousand (500,000) shares or units (as adjusted in accordance with Section 12).

4. Participants. Participants will consist of such directors, officers and key employees of the Corporation or any designated subsidiary as the Administrator in its sole discretion shall determine (the “Participants”). Designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year or to receive the same type or amount of Awards as granted to the Participant in any other year or as granted to any other Participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

5. Types of Benefits. The following benefits (“Awards”) may be granted under the Plan: (a) stock appreciation rights (“SARs”); (b) restricted stock (“Restricted Stock”); (c) performance awards

(“Performance Awards”); (d) incentive stock options (“ISOs”); (e) nonqualified stock options (“NQSOs”); and (f) Stock Units, all as described below. Fifty percent (50%) of the total number of shares reserved for issuance under the Plan may be granted in the form of ISOs.

6. Stock Appreciation Rights. A SAR is the right to receive all or a portion of the difference between the Fair Market Value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independently of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

Notwithstanding the foregoing, no SAR may be granted under the Plan that has an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of grant.

7. Restricted Stock. Restricted Stock is Common Stock issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

(a) The purchase price, if any, will be determined by the Administrator.

(b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

(c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the Participant’s service within specified periods; (iii) representation by the Participant that he or she intends to acquire Restricted Stock for investment and not for resale; (iv) forfeiture provisions or vesting requirements based on the Participant’s continued service or the attainment of specified performance objectives; and (v) such other restrictions, conditions and terms as the Administrator deems appropriate.

(d) Unless otherwise provided by the Administrator, the Participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

(e) The Participant shall be entitled to vote the Restricted Stock during the period of restriction.

(f) The Administrator shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

8. Incentive Stock Options. ISOs are options to purchase shares of Common Stock which meet the requirements of Section 422 of the Code. ISOs are awarded to employees of the Corporation or any of its subsidiaries (as defined in Section 424(f) of the Code) to purchase shares of Common Stock at not less than 100% of the Fair Market Value of the underlying shares on the date the option is granted (110% if the optionee owns Common Stock possessing more than 10% of the combined voting power of all owners of stock of the Corporation or a subsidiary), subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion or that are required to conform to the requirements of Section 422 of the Code (including the requirement that no ISO be exercisable more than ten years (five years if the Participant owns Common Stock possessing more than 10% of the combined voting power of all owners of stock of the Corporation or a subsidiary) after the date the ISO is granted. Such purchase price may be paid (a) by payment in cash or cash equivalent, (b) in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the participant for at least six months, (c), in the discretion of the Administrator, unless otherwise prohibited by law, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer approved by the Administrator) or (d) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement. The aggregate Fair Market Value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

An option agreement shall indicate on its face whether it is intended to be an agreement for an ISO or an NQSO (as described below). The grant of a stock option shall occur as of the date the Administrator determines.

9. Nonqualified Stock Options. NQSOs are stock options to purchase shares of Common Stock which do not constitute ISOs and are issued at exercise prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion; provided, however, that the exercise price with respect to any option granted under this Section 9 shall not be less than 100% of the Fair Market Value of the underlying shares of Common Stock on the date the option is granted. Upon exercise, the exercise price may be paid (a) by payment in cash or cash equivalent, (b), in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the participant for at least six months, (c), in the discretion of the Administrator, unless otherwise prohibited by law for the Corporation or the Participant, by using shares of Common Stock that would otherwise have been received by the participant upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer approved by the Administrator) or (d) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement.

10. Stock Units. A Stock Unit represents the right to receive a share of Common Stock from the Corporation at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The Participant generally does not have the rights of a shareholder until receipt of the shares of Common Stock. The Administrator may, in its discretion, provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

11. Performance Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and its timing, may be subject to performance conditions specified by the Administrator. The Administrator may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any Award subject to performance conditions, except as limited under Sections 11(b) and 11(c) hereof in the case of a Performance Award intended to qualify under Section 162(m) of the Code.

(b) Performance Awards Granted to Designated Covered Employees. If the Administrator determines that a Performance Award to be granted to a person the Administrator regards as likely to be a “covered employee” within the meaning of Section 162(m) of the Code (“Covered Employee”) should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 11(b).

(i) Performance Goals. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Administrator consistent with this Section 11(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Administrator result in the performance goals being “substantially uncertain.” The Administrator may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries or business units of the Corporation (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Administrator in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index or peer group; (3) net income; (4) pre-tax earnings; (5) EBITDA; (6) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income; (13) earnings per share; (14) working capital; (15) total revenues; and (16) value creation measures.

(iii) Performance Period: Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Administrator. Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards may be in cash or Common Stock, or other Awards, or other property, in the discretion of the Administrator. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 11(b). The Administrator shall specify the circumstances in which such Performance Awards shall be forfeited or paid in the event of a termination of employment prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards.

(d) Written Determinations. All determinations by the Administrator as to the establishment of performance goals and the potential Performance Awards related to such performance goals and as to the achievement of performance goals relating to such Awards shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Administrator may not delegate any responsibility relating to such Performance Awards.

12. Adjustment Provisions.

(a) In the event of any Corporation stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Corporation, corporate separation or division of the Corporation (including, but not limited to, a split-up, spin-off, split-off or distribution to Corporation stockholders other than a normal cash dividend), sale by the Corporation of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Corporation share offering or other event involving the Corporation and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (A) number and kind of shares that may be delivered under the Plan, (B) additional maximums imposed in the Plan, (C) number and kind of shares subject to outstanding Awards, (D) exercise price of outstanding stock options and Stock Appreciation Rights and (E) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number.

(b) Notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Board may authorize the issuance of Awards or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

13. Nontransferability. Each Award granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Awards granted under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant or a Permitted Transferee. In the event of the death of a Participant, exercise or payment shall be made only:

(a) By or to the Permitted Transferee, beneficiary, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution; and

(b) To the extent that the deceased Participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

If any Award is exercised as permitted by the Plan by any person(s) other than the Participant, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Administrator, including, without limitation, evidence of authority of such person(s) to exercise the Award and, if the Administrator so specifies, evidence satisfactory to the Corporation that any taxes payable with respect to such Award have been paid or provided for.

For purposes of this Section, “Permitted Transferee” shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability Corporation or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.

Nothing herein shall be construed as requiring the Administrator to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

14. Taxes.

(a) The Administrator shall require payment from the Participant of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. The obligations of the Corporation under the Plan shall be conditional on such payment, and the Corporation or any of its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Unless the Administrator specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in shares of Common Stock or (b) having shares of Common Stock withheld by the Corporation from any shares of Common Stock that would have otherwise been received by the Participant, on the basis of the Fair Market Value of such shares of Common Stock at the time income withholding is required in connection with the relevant Award.

(b) The Corporation shall be entitled to withhold the amount necessary to enable the Corporation to remit to the appropriate government entity or entities the amount of any tax required to be withheld from wages attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice. The Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction; provided that, to the extent such deferral results in the Participant incurring adverse tax consequences under Code Section 409A, such adverse tax consequences shall be the sole responsibility of the Participant. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on the Fair Market Value on the date of such notice.

15. Tenure. A Participant’s right, if any, to continue to serve the Corporation and its subsidiaries as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

16. Duration, Interpretation, Amendment and Termination. Unless the Plan is discontinued earlier by the Board as provided herein, no Award shall be granted hereunder on or after the date ten years after the date of adoption of the Plan by the Board.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Corporation or any of its subsidiaries, or (ii) made to permit the Corporation or any of its subsidiaries a deduction under the Code. No such amendment shall be made without the approval of the Corporation’s shareholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Common Stock is listed.

The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder’s consent. Also, by mutual agreement between the Corporation and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under the Plan. To the extent that any Award granted under the Plan within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such Award would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

Notwithstanding anything to the contrary, but subject to the provisions of Section 12, neither the Board nor the Administrator shall be permitted to (i) amend an option to reduce its exercise price, (ii) cancel an option and regrant an option with a lower exercise price than the original exercise price of the cancelled option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an option.

17. Miscellaneous.

(a) Nothing contained in the Plan shall prevent the Corporation or any of its subsidiaries from adopting other or additional compensation arrangements for its employees.

(b) The Administrator may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities Exchange Commission, any stock exchange or market on which the Common Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid. (d) Any amounts owed to the Corporation or any of its subsidiaries by the Participant of whatever nature may be offset by the Corporation from the value of any shares of Common Stock, cash or other thing of value under the Plan or an agreement to be transferred to the Participant.

(e) The grant of an Award shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets, or to effectuate other similar corporate transactions.

(f) To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(g) The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

(h) If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

(i) The Plan shall inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon a Participant, and all rights granted to the Corporation hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

(j) The Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and such agreement, the terms and conditions of the Plan shall control.

(k) None of the Corporation, its subsidiaries or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of, any material non-public information regarding the Corporation or any of its subsidiaries at any time prior to, upon or in connection with receipt or the exercise of an Award or the Corporation’s purchase of Common Stock or an Award from such holder in accordance with the terms hereof.

(l) It is intended that the Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

(m) For purposes hereof, “Change of Control” shall mean:

(i) any Person (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any Corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), becomes the beneficial owner, directly or indirectly, of securities of the Corporation, representing 50% or more of the combined voting power of the Corporation’s then-outstanding securities;

(ii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) or (B) a director nominated by any Person (including the Corporation) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the consummation of any merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions in which the Corporation is involved, other than such a transaction or series of transactions which would result in the shareholders of the Corporation immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the securities of the Corporation or such surviving entity (or the parent, if any) outstanding immediately after such transaction(s) in substantially the same proportions as their ownership immediately prior to such transaction(s); or

(iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a liquidation of the Corporation into a wholly owned subsidiary.

As used in this Section 17(m), “Person” (including a “group”), has the meaning as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor section thereto).

(n) For purposes hereof, “Disability” shall mean the Participant’s absence from the full-time performance of the Participant’s duties pursuant to a reasonable determination made in accordance with the Corporation’s disability plan that the Participant is disabled as a result of incapacity due to physical or mental illness that lasts, or is reasonably expected to last, for at least six months.

(o) For purposes hereof, ‘Recapitalization Event’ shall mean a recapitalization, reorganization, stock dividend or other special corporate restructuring which results in an extraordinary distribution to the stockholders of cash and/or securities through the use of leveraging or otherwise but which does not result in a Change in Control.

(p) To the extent applicable and notwithstanding any other provision of the Plan, the Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, in the event that the Administrator determines that any amounts payable hereunder may be taxable to a Participant under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Administrator determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan. The Corporation makes no guarantees to any Participant regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Participant (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Corporation and its subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties.

18. Effective Date. This Peabody Energy Corporation 2011 Long-Term Equity Incentive Plan shall become effective as of the date it is adopted by the Board of the Corporation subject only to approval by the stockholders of the Corporation within twelve months before or after the adoption of the Plan by the Board.

PEABODY ENERGY CORPORATION ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 3, 2011, 10:00 A.M. The Chase Park Plaza Hotel, 212 N. Kingshighway Blvd., St. Louis, Missouri 63108
If you plan to attend the 2011 Annual Meeting of Shareholders of Peabody Energy Corporation, please detach this Admission Card and bring it with you to the meeting. This card will provide evidence of your ownership and enable you to attend the meeting. Attendance will be limited to those persons who owned Peabody Energy Corporation Common Stock as of March 11, 2011, the record date for the Annual Meeting. When you arrive at the Annual Meeting site, please fill in your complete name in the space provided below and submit this card to one of the attendants at the registration desk.
If you do not bring this Admission Card and your shares are registered in your own name, you will need to present a photo I.D. at the registration desk. If your shares are registered in the name of your bank or broker, you will be required to submit other satisfactory evidence of ownership (such as a recent account statement or a confirmation of beneficial ownership from your broker) and a photo I.D. before being admitted to the meeting.

PROXY
PEABODY ENERGY CORPORATION
Proxy/Voting Instruction Card for Annual Meeting of Shareholders to be held on May 3, 2011
This proxy is solicited on behalf of the Board of Directors
     The undersigned hereby constitutes and appoints Alan M. Washkowitz, Alexander C. Schoch and Kenneth L. Wagner, or any of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Peabody Energy Corporation (Peabody) to be held on May 3, 2011 at The Chase Park Plaza Hotel, 212 N. Kingshighway Blvd., St. Louis, Missouri 63108 at 10:00 A.M., and at any adjournments or postponements thereof.
     If the undersigned is a participant in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by Peabody or its subsidiaries, this proxy/voting instruction card also provides voting instructions to the trustee of such plans to vote at the Annual Meeting, and any adjournments thereof, as specified on the reverse side hereof. If the undersigned is a participant in one of these plans and fails to provide voting instructions, the trustee will vote the undersigned’s plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan.
     The shares represented by this proxy/voting instruction card will be voted in the manner indicated by the shareholder. In the absence of such indication, such shares will be voted FOR the election of all the director nominees listed in Item 1, or any other person selected by the Board if any nominee is unable to serve, FOR ratification of the appointment of Ernst & Young LLP as Peabody’s independent registered public accounting firm for 2011 (Item 2), FOR approval, on an advisory basis, of the compensation of Peabody’s named executive officers (Item 3), FOR approval, on an advisory basis, of the option of once every two years as the frequency of future advisory votes on executive compensation (Item 4), and FOR approval of Peabody’s 2011 Long-Term Equity Incentive Plan (Item 5). The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.
IMPORTANT – This proxy/voting instruction card must be signed and dated on the reverse side.

14475

ANNUAL MEETING OF SHAREHOLDERS OF
PEABODY ENERGY CORPORATION
May 3, 2011
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25749
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
↓ Please detach along perforated line and mail in the envelope provided. ↓

21103030403000001000 1	050311

  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: The undersigned hereby GRANTS authority to elect the following nominees:

NOMINEES:
☐	FOR ALL NOMINEES	O O O O O O O O O O O	Gregory H. Boyce William A. Coley William E. James Robert B. Karn III M. Frances Keeth Henry E. Lentz Robert A. Malone William C. Rusnack John F. Turner Sandra A. Van Trease Alan H. Washkowitz

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instruction below)

RECOMMENDATION: The Board recommends voting “For” all Nominees.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
The Board recommends a vote FOR Items 2, 3, and 5 and a vote FOR “2 Years” for Item 4.

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Advisory vote on executive compensation.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
4.	Advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	Approval of Peabody’s 2011 Long-Term Equity Incentive Plan.	☐	☐	☐

If you vote over the Internet or by telephone, please do not mail your card.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF
PEABODY ENERGY CORPORATION
May 3, 2011
PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 P.M. EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25749
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.↓

21103030403000001000 1	050311

  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: The undersigned hereby GRANTS authority to elect the following nominees:

NOMINEES:
☐	FOR ALL NOMINEES	O O O O O O O O O O O	Gregory H. Boyce William A. Coley William E. James Robert B. Karn III M. Frances Keeth Henry E. Lentz Robert A. Malone William C. Rusnack John F. Turner Sandra A. Van Trease Alan H. Washkowitz

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instruction below)

RECOMMENDATION: The Board recommends voting “For” all Nominees.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
The Board recommends a vote FOR Items 2, 3, and 5 and a vote FOR “2 Years” for Item 4.

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Advisory vote on executive compensation.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
4.	Advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	Approval of Peabody’s 2011 Long-Term Equity Incentive Plan.	☐	☐	☐

If you vote over the Internet or by telephone, please do not mail your card.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.